Exhibit 4.2

SENIOR NOTES INDENTURE

Dated as of October 5, 2015

Between

BLUE CUBE SPINCO INC.

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

10.00% SENIOR NOTES DUE 2025

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section

310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.02; 12.05
(b)	N.A.
(c)(1)	12.04
(c)(2)	12.04
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 12.02
(c)	7.01
(d)	7.01
(e)	6.14
316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317(a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.
*  This Cross-Reference Table is not part of the Indenture.

-i-

-ii-

-iii-

-iv-

Appendix A	Provisions Relating to Initial Notes, Additional Notes and Exchange Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors
Exhibit D	Form of First Supplemental Indenture

-v-

INDENTURE, dated as of October 5, 2015, between Blue Cube Spinco Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has duly authorized the creation of and issue of $500,000,000 aggregate principal amount of 10.00% Senior Notes due 2025 (the “Initial Notes”);

NOW, THEREFORE, the Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“2023 Notes” means the $720,000,000 aggregate principal amount of 9.75% Senior Notes due 2023 issued on the date hereof by the Issuer.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary, or is merged with or into the Issuer or a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means any additional interest payable under the terms of the Registration Rights Agreement as a consequence of the failure to effectuate in a timely manner the exchange offer and/or shelf registration procedures set forth in the Registration Rights Agreement, as and to the extent provided for therein.

“Additional Notes” means additional Notes (other than the Initial Notes and Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01 and Section 4.06.

“affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Asset Acquisition” means:

(1) an Investment by the Issuer or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Issuer or any Restricted Subsidiary; or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Issuer or any of its Restricted Subsidiaries to any Person in any single transaction or series of transactions of:

(i) Capital Stock in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(1) any asset disposition permitted by Section 5.01 that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole;

(2) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $25.0 million;

(3) sales or other dispositions of cash or Eligible Cash Equivalents;

(4) sales of interests in Unrestricted Subsidiaries;

(5) the sale and leaseback of any assets within 90 days of the acquisition thereof; provided that any assets acquired in the Transactions shall be deemed to have been acquired on the Issue Date;

(6) the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;

(7) a Restricted Payment or Investment that is otherwise permitted by this Indenture;

(8) any trade-in of equipment in exchange for other equipment; provided, however that in the good faith judgment of the Issuer, the Issuer or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(9) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(10) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Issuer or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(11) any disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(12) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(13) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;

(14) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(15) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the fair market value thereof as determined by the Issuer in good faith; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the fair market value thereof as determined by the Issuer in good faith (for the purposes of this clause (15), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” means and as of any particular time, the present value, discounted at a rate per year equal to the weighted average of the interest rate of the Notes, compounded semi-annually, of the obligation of a lessee for rental payments, not including amounts payable by the lessee for maintenance, property taxes and insurance, due during the remaining term of any lease, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“beneficial ownership” has the meaning assigned to such term in Rule 13d‑3 and Rule 13d‑5 under the Exchange Act, and “beneficial owner” has a corresponding meaning

“Board of Directors” means:

(1)            with respect to the Issuer or any Subsidiary, its board of directors or any duly authorized committee thereof;

(2)            with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and

(3)            with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, but excluding any debt securities convertible or exchangeable into such equity.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the property and assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Issuer or one of its wholly-owned Subsidiaries;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Issuer’s Voting Stock, measured by voting power rather than number of shares; or

(4)            the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer or the merger of any Person with or into a Subsidiary of the Issuer, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Issuer, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person.

Notwithstanding the foregoing, the Transactions shall not constitute a Change of Control.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Issuer will not be deemed to involve a Change of Control if (a) pursuant to such transaction the Issuer becomes a wholly-owned subsidiary of such holding company and (b) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Issuer’s Voting Stock immediately prior to such transaction.

“Commission” means the Securities and Exchange Commission.

“Consolidated Cost Savings” means, for any period, those synergies, operating expense reductions and cost-savings of the Issuer and its Restricted Subsidiaries that are reasonably identifiable, factually supportable and projected by the Issuer in good faith to be realized following the Issue Date as a result of restructurings, reorganizations, divestitures, cost savings initiatives, production rationalizations and other similar initiatives (collectively, “Initiatives”) (calculated on a pro forma basis as if such synergies, operating expense reductions and cost-savings had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such Initiatives to the extent already included in Consolidated Net Income for such period); provided that (i) no synergies, operating expense reductions or cost-savings shall be added to Consolidated EBITDA pursuant to clause (e) thereof to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (ii) projected amounts (and not yet realized) (x) may be added (the date on which such amounts are added, the “Initiative Commencement Date”) once actions in respect of such Initiative have been taken or are expected to be taken (in the good faith determination of the Issuer) within 12 months and (y) may no longer be added back in calculating Consolidated EBITDA pursuant to clause (e) thereof to the extent occurring more than six full fiscal quarters after the Initiative Commencement Date.

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Debt of the Issuer and its Restricted Subsidiaries then outstanding as of such date of determination to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Issuer are available, in each case with pro forma and other adjustments to each of Debt and Consolidated EBITDA to reflect any incurrences or repayments of Debt and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period (which pro forma and other adjustments will be determined in good faith by a  responsible financial or accounting officer of the Issuer and shall not be required to be made in accordance with Regulation S-X promulgated by the Commission).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary or unusual items and any gains or losses on sales of assets outside the ordinary course of business) plus, without duplication and (except with respect to synergies included in Consolidated Cost Savings) to the extent deducted in calculating such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Debt, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) Consolidated Cost Savings; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (e) and clause (f) below shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (e) and clause (f) below), (f) costs and expenses incurred in connection with the implementation of Initiatives; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (f) and clause (e) above shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (f) and clause (e) above), (g) the sum (without duplication) of all non-recurring fees, costs and expenses incurred by the Issuer and its Restricted Subsidiaries, whether before, on or within six months after the Merger Closing Date, in connection with the Transactions during such period; provided that the aggregate amount added back in the calculation of Consolidated EBITDA pursuant to this clause (g) shall not exceed $100,000,000, (h) all payments triggered in respect of the Issuer’s non-qualified deferred compensation and post-retirement benefit plans in connection with the Transactions during such period, (i) any other non-cash charges and (j) adjustments and add-backs of the nature set forth in the Offering Memorandum under the section entitled “Summary—Summary historical and pro forma financial data”, minus, (x) any cash payments made during such period in respect of items described in clause (i) above subsequent to the fiscal quarter in which the relevant non-cash charge was reflected as a charge in the statement of Consolidated Net Income and (y) to the extent included in calculating such Consolidated Net Income for such period, any non-cash income (other than amounts accrued in the ordinary course of business under accrual-based revenue recognition procedures in accordance with GAAP).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(i)            the incurrence of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and the repayment of other Debt, other than the incurrence or repayment of Debt in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(ii)            any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) occurred on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer and shall not be required to be made in accordance with Regulation S-X promulgated under the Securities Act, and such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or Asset Acquisition (as determined in good faith by senior management of the Issuer) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i)            interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

(ii)            if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(iii)            notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(1)            Consolidated Interest Expense; and

(2)            the product of (a) all dividends and other distributions accrued during such period in respect of Redeemable Capital Interests and preferred stock of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)            the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)            any amortization of debt discount;

(b)            the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c)            the interest portion of any deferred payment obligation;

(d)            all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities; and

(e)            all accrued interest;

(2)            the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(3)            all capitalized interest of such Person and its Restricted Subsidiaries for such period; less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (i) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (ii) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss)  of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Issuer) in which the Issuer or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Issuer or such Subsidiary in the form of dividends or similar distributions and (c) solely for the purposes of Section 4.05, the undistributed earnings of any Restricted Subsidiary of the Issuer to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation or any law applicable to such Restricted Subsidiary.

“Consolidated Net Tangible Assets” means the total amount of the Issuer’s consolidated assets after deducting therefrom (i) all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on the Issuer’s latest audited consolidated financial statements at the time of the determination.

“Corporate Trust Office” shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Agreement” means the credit agreements, dated as of June 23, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer or Olin Corporation, as applicable, the other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders named therein, providing for (i) a revolving credit facility, which, upon the consummation of the Merger on the Merger Closing Date, shall provide for borrowings by Olin Corporation and Olin Canada ULC and will be guaranteed by the Issuer and (ii) a term loan facility, which shall provide for borrowings by the Issuer and, upon the consummation of the Merger on the Merger Closing Date, will be guaranteed by Olin Corporation, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of Olin Corporation as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt” means any notes, bonds, debentures, loans or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by the Issuer or any Restricted Subsidiary.

“Debt Facility” means one or more debt facilities (including, without limitation, the Credit Agreement and the Sumitomo Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Credit Agreement and the original Sumitomo Credit Agreement or any other credit or other agreement or indenture).

“Default” means any event that is, or after notice or passage of time or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note, Additional Note or Exchange Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) in physical form that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the fair market value as determined in good faith by the Issuer of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“DTC” means The Depository Trust Company.

“Eligible Bank” means a bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States of America, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Issuer and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds 95% of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means notes issued in a registered exchange offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Issuer after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Restricted Subsidiary of the Issuer or to any Issuer management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Redeemable Capital Interests and preferred stock) of the Issuer;

provided, however that such net cash proceeds will be designated by the Issuer as “Excluded Contributions” in an Officers’ Certificate delivered to the Trustee and the net cash proceeds so designated will be excluded from the calculation set forth in Section 4.05(a)(iii).

“Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of the United States, any state thereof or any territory or possession of the United States.

“GAAP” means generally accepted accounting principles in the United States as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Government Securities” means securities that are (1) direct obligations of the United States for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “guaranteed” and “guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantee” means, with respect to the Notes, the Guarantee of a Subsidiary Guarantor pursuant to the terms of this Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the Registrar’s books.

“incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “incurred” and “incurrence” have meanings correlative to the foregoing.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Permitted Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“interest” with respect to the Notes means interest with respect thereto and Additional Interest, if any.

“Interest Payment Date” means, beginning with April 15, 2016, April 15 and October 15 of each year to Stated Maturity of the Notes.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the  benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Issuer’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

For purposes of Section 4.05 and the definition of “Unrestricted Subsidiary”:

(1)            “Investment” will include the portion (proportionate to the Issuer’s equity interest in the Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value as determined by the Issuer in good faith of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value as determined by the Issuer in good faith of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated as a Restricted Subsidiary; and

(2)            any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, as determined by the Issuer in good faith.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Issue Date” means October 5, 2015.

“Issuer” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required by law, regulation or executive order to be open in the State of New York.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Material Capital Markets Debt” means any Debt consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to initial purchasers that is resold to institutional investors in accordance with Rule 144A or Regulation S of the Securities Act or (c) a placement to institutional investors, in each case in aggregate principal amount of $100.0 million or more. The term “Material Capital Markets Debt” shall not include any Debt under commercial bank facilities or similar Debt or any other type of Debt incurred in a manner not customarily viewed as a “securities offering.”

“Merger” means the merger of Blue Cube Acquisition Corp., a wholly-owned subsidiary of Olin Corporation, with and into the Issuer whereby the separate corporate existence of Blue Cube Acquisition Corp. will cease and the Issuer will continue as the surviving company and a wholly-owned subsidiary of Olin Corporation.

“Merger Agreement” means the Merger Agreement, dated as of March 26, 2015, among The Dow Chemical Company, the Issuer, Olin Corporation and Blue Cube Acquisition Corp., as amended or supplemented prior to the Merger Closing Date.

“Merger Closing Date” means the date the Merger is consummated.

“Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Issuer or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Offering Memorandum” means the offering memorandum dated September 25, 2015 related to the offer and sale of the Notes.

“Offer to Purchase” means an Asset Sale Offer or a Change of Control Offer.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or, in the event that the Issuer is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of properties or assets (other than securities) that are used or useful in a Permitted Business or a combination of such assets and cash or Eligible Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, however that any cash and Eligible Cash Equivalents must be applied in accordance with Section 4.11.

“Permitted Business” means any business similar in nature to any business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Issuer and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Issuer.

“Permitted Debt” means

(1) Debt incurred by the Issuer or any Subsidiary Guarantor pursuant to any Debt Facilities in an aggregate principal amount at any one time outstanding not to exceed (x) $2,880.0 million minus (y) any amount used to permanently repay such obligations (or permanently reduce commitments with respect thereto) pursuant to Section 4.11;

(2) Debt under (a) the Notes issued on the Issue Date and any Exchange Notes issued in exchange for such Notes and (b) the 2023 Notes issued on the Issue Date and any exchange notes issued in exchange for such notes;

(3) Guarantees of the Notes and any Exchange Notes issued in exchange for such Notes and guarantees of the 2023 Notes and any exchange notes issued in exchange for such notes;

(4) Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date (other than Debt incurred pursuant to clauses (1), (2) or (3) above);

(5) guarantees incurred by the Issuer of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(6) guarantees by any Restricted Subsidiary of Debt of the Issuer or any other Restricted Subsidiary, including guarantees by any Restricted Subsidiary of Debt under the Credit Agreement and the Sumitomo Credit Agreement; provided, however, that (a) such Debt is permitted to be incurred under this Indenture and (b) if the Debt being guaranteed is subordinated in right of payment to the Notes, such guarantees are subordinated to the Notes to the same extent, if any, as the Debt being guaranteed;

(7) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including guarantees thereof) by the Issuer or a Restricted Subsidiary in the ordinary course of business;

(8) Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(9) Debt owed by the Issuer to any Restricted Subsidiary, or by any Restricted Subsidiary to the Issuer or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Issuer or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (9) and shall be deemed incurred as Debt of the Issuer for purposes of this Indenture;

(10) Debt of the Issuer or a Subsidiary Guarantor pursuant to capital lease obligations, synthetic lease obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt incurred pursuant to this clause (10); provided, however that the aggregate principal amount of all Debt incurred under this clause (10) and outstanding at any time may not exceed $100.0 million in the aggregate;

(11) Debt arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Indenture;

(12) the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Stock that results in any such Redeemable Capital Interests being held by a Person other than the Issuer or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Issuer or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (12);

(13) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

(14) Debt of the Issuer or a Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

(15) Purchase Money Notes incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;  provided, however that the aggregate amounts incurred and outstanding under all Qualified Receivables Transactions shall not exceed $250.0 million;

(16) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(17) (x) Debt of the Issuer or any Subsidiary Guarantor incurred or issued to finance an acquisition or (y) Acquired Debt; provided, however, that after giving pro forma effect to such acquisition, merger or consolidation, and the incurrence of such Debt (including pro forma application of the proceeds thereof), either:

(a)	the Issuer would be permitted to incur at least $1.00 of additional Coverage Debt pursuant to Section 4.06(a);

(b)	the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would not be lower than such ratio immediately prior to such acquisition, merger or consolidation; or

(c)	such Debt constitutes Acquired Debt (other than Debt incurred in contemplation of the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Issuer or a Restricted Subsidiary); provided that the only obligors with respect to such Debt shall be those Persons who were obligors of such Debt prior to such acquisition, merger or consolidation; and

(18) Refinancing Debt that Refinances Coverage Debt or Debt incurred pursuant to clauses (2), (4), (17) or this clause (18) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1)            Investments in existence on the Issue Date;

(2)            Investments required pursuant to any agreement or obligation of the Issuer or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(3)            Investments in cash and Eligible Cash Equivalents;

(4)            Investments in property and other assets, owned or used by the Issuer or any Restricted Subsidiary in the normal course of business;

(5)            Investments by the Issuer or any of its Restricted Subsidiaries in the Issuer or any Restricted Subsidiary;

(6)            Investments by the Issuer or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Issuer or a Restricted Subsidiary;

(7)            Swap Contracts and Hedging Obligations;

(8)            receivables owing to the Issuer or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(9)            Investments received in settlement of obligations owed to the Issuer or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Issuer or any Restricted Subsidiary;

(10)            Investments by the Issuer or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (i) $250.0 million and (ii) 5% of Consolidated Net Tangible Assets at any one time outstanding;

(11)            loans and advances to officers, directors and employees of the Issuer and Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(12)            Investments the payment for which consists solely of Capital Stock of the Issuer;

(13)            any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.11 or any other disposition of property not constituting an Asset Sale;

(14)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(15)            guarantees by the Issuer or any Restricted Subsidiary of Debt of the Issuer or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by Section 4.06;

(16)            any Investment by the Issuer or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Stock; and

(17)            other Investments in any Person that is a joint venture engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value as determined by the Issuer in good faith (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (i) $125 million and (ii) 2.5% of Consolidated Net Tangible Assets.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any of the Issuer’s properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which the Board of Directors of the Issuer by resolution declares is not of material importance to the total business conducted by the Issuer and its Subsidiaries as an entirety.

“Purchase Money Debt” means Debt

(1)            incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Stock) of such Person or any Restricted Subsidiary; and

(2)            that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed (or any facility which such assets constitute a part of); in either case, that does not exceed 100% of the cost.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary issued to the Issuer or any Restricted Subsidiary, to pay all or a portion of the purchase price of receivables and assets related thereto described in the definition of “Qualified Receivables Transaction” that are purchased in connection with a Qualified Receivables Transaction. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Issuer to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Qualified Capital Interests” in any Person means a class of Capital Stock other than Redeemable Capital Interests.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Restricted Subsidiaries pursuant to which the Issuer or such Restricted Subsidiary transfers to (1) a Receivable Subsidiary (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Issuer at the time the Issuer or such Restricted Subsidiary enters into such transaction.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, or both, as the case may be.

“Receivable Subsidiary” means a Subsidiary of the Issuer:

(1)            that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Issuer and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of the Issuer and/or its Restricted Subsidiaries;

(2)            that is designated by the Board of Directors of the Issuer as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3)            that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the definition of “Unrestricted Subsidiary”;

(4)            no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Issuer or any Restricted Subsidiary (excluding guarantees of obligations (other than any guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Issuer or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5)            with which neither the Issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in connection with a Qualified Receivables Transaction, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Issuer and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Issuer or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Issuer or any Restricted Subsidiary; and

(6)            with respect to which neither the Issuer nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means the April 1 or October 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Issuer to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Issuer may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.05. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means Debt that Refinances any Debt incurred by the Issuer or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(1)            if the Debt being refinanced is subordinated in right of payment to the Notes, the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced if such Debt was subordinated to the Notes,

(2)            the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being Refinanced or (b) at least 91 days after the maturity date of the Notes,

(3)            the Refinancing Debt has an Average Life at the time such Refinancing Debt is incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

(4)            such Refinancing Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) with respect to the Debt being Refinanced, and

(5)            Refinancing Debt shall not include Debt of a Non-Guarantor Subsidiary that refinances Debt of the Issuer or a Subsidiary Guarantor.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be dated as of the Issue Date among the Issuer, Olin Corporation and the initial purchasers set forth therein as applicable to the Notes, and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Issuer, Olin Corporation and the other parties thereto, as such agreements may be amended from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment” is defined to mean any of the following:

(1) any dividend or other distribution declared and paid on the Capital Stock in the Issuer or on the Capital Stock in any Restricted Subsidiary of the Issuer that are held by, or declared and paid to, any Person other than the Issuer or a Restricted Subsidiary of the Issuer (other than (i) dividends, distributions or payments made solely in Qualified Capital Interests in the Issuer and (ii) dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);

(2) any payment (including, without limitation, in connection with a merger, consolidation or amalgamation) made by the Issuer or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Stock in the Issuer (including the conversion into, or exchange for, Debt, of any Capital Stock) other than any such Capital Stock owned by the Issuer or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Issuer);

(3) any payment made by the Issuer or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Issuer) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Issuer or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Guarantees (excluding any Debt owed to the Issuer or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(4) any Investment by the Issuer or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Separation Agreement” means the Separation Agreement, dated as of March 26, 2015, between The Dow Chemical Company and the Issuer, as amended or supplemented prior to the Merger Closing Date.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary of the Issuer that constitutes a “significant subsidiary” within the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Commission.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Issuer, including guarantees by the Issuer or any Restricted Subsidiary of any of the foregoing obligations of the Issuer or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other indebtedness or any installment of interest thereon, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness or such installment of interest is due and payable.

“Subsidiary” of any Person means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Issuer.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer that executes a supplemental indenture, including in the form set forth in Exhibit C hereto, providing its Guarantee pursuant to the terms of this Indenture after the Issue Date.

“Sumitomo Credit Agreement” means the credit agreement, dated as of August 25, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer, Olin Corporation and the agents and lenders named therein, providing for a term loan facility, which shall provide for borrowings by Olin Corporation, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of Olin Corporation as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transactions” shall have the definition set forth in the Offering Memorandum.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Subsidiary” means:

(1)            any direct or indirect Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any direct or indirect Subsidiary of the Issuer (including any existing Subsidiary and any newly-acquired or newly-formed direct or indirect Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on, any property of, the Issuer or any  Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)            any Unrestricted Subsidiary must be an entity of which the Capital Stock entitled to cast at least a majority of the votes that may be cast by all Capital Stock having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer,

(b)            such designation complies with Section 4.05 and

(c)            each of

(1)            the Subsidiary to be so designated and

(2)            its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

(1)            the Issuer could incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test described under Section 4.06 or

(2)            the Consolidated Fixed Charge Coverage Ratio for the Issuer and the Restricted Subsidiaries on a consolidated basis would be greater than or equal to such ratio for the Issuer and the Restricted Subsidiaries on a consolidated basis immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of a resolution of the board of directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or Persons performing similar functions).

Section 1.02	Other Definitions.

Term	Defined in Section

“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Sale Offer”	4.11(c)
“Asset Sale Offer Amount”	3.09(b)
“Asset Sale Offer Period”	3.09(b)
“Asset Sale Purchase Date”	3.09(b)
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03
“Coverage Debt”	4.06(a)
“Defeasance”	8.02(a)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Discharge”	10.01(a)
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.11(c)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligation”	11.01(a)

Term	Defined in Section

“IAI”	1.1(a) of Appendix A
“IAI Global Note”	2.1(b) of Appendix A
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.2(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Sale and Lease-Back Transaction”	4.08(a)
“Successor Issuer”	5.01(a)
“Termination Date”	4.12(a)
“Successor Subsidiary Guarantor”	5.01(c)
“Unrestricted Global Note”	1.1(a) of Appendix A

Section 1.03	Rules of Construction.

              Unless the context otherwise requires:

(1)            a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and words in the plural include the singular;

(5)            unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(6)            the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(7)            “including” means including without limitation;
(8)            references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(9)            unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(10)            in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05	Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing.  Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer and the Subsidiary Guarantors.  Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Issuer and the Subsidiary Guarantors, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee.  Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Issuer or the Subsidiary Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Issuer may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Issuer may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below.  Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote.  If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Issuer, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 12.02.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06.  If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date.  Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Issuer’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.  Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)            The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date.  No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 12.02, on or prior to both the existing and the new Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)            Provisions relating to the Initial Notes, Additional Notes, Exchange Notes and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Note shall be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer as provided in Section 4.11, a Change of Control Offer as provided in Section 4.10, and otherwise as not prohibited by this Indenture.  The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and the Exchange Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number and ISIN from the Initial Notes; provided, further, that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.06.  Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02	Execution and Authentication.

(a)            At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)            A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of an authorized signatory of the Trustee.  The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)            On the Issue Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), an Officers’ Certificate and Opinion of Counsel, authenticate and deliver the Initial Notes.  In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, Officers’ Certificate and Opinion of Counsel, authenticate and deliver any Additional Notes and Exchange Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder.

(d)            The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

(e)            The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer of the Issuer (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $720,000,000, (b) subject to the terms of this Indenture, Additional Notes, (c) the Exchange Notes for issue only in an Exchange Offer and pursuant to the Registration Rights Agreement and for a like principal amount of Initial Notes exchanged pursuant thereto and (d) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture.  Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes, Exchange Notes or other Unrestricted Global Notes.

Section 2.03	Registrar and Paying Agent.

(a)            The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without prior notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)            The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.  The Issuer initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes. The Trustee shall have no liability or responsibility for the action or inaction of the Depositary or any other depositary or clearing system.

Section 2.04	Paying Agent to Hold Money in Trust.

The Issuer shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act.  The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(b).  If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06	Transfer and Exchange.

(a)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order and any additional deliverables required under Section 2.02 or at the Registrar’s request.

(c)            No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11 and 9.05).

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            Neither the Issuer nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Sale Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(g)            Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar or Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met.  If required by the Trustee or the Issuer, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge the Holder for the expenses of the Issuer and the Trustee in replacing a Note.  Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08	Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an affiliate of the Issuer holds the Note.

(b)            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)            If a Paying Agent (other than the Issuer, a Subsidiary or an affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, or by any affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.  Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any affiliate of the Issuer or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.  Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all cancelled Notes shall, upon the written request of the Issuer, be delivered to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)            If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01.  The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12.  The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 15 days prior to the related payment date for such defaulted interest.  The Trustee shall promptly notify the Issuer of such special record date.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed or delivered by electronic transmission in accordance with the applicable procedures of the Depositary to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)            Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Issuer in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers.  The Issuer shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3
REDEMPTION

Section 3.01	Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed, identified by CUSIP, and (4) the redemption price, if then ascertainable.

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)            If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis or by such other method as the Trustee deems to be fair and appropriate in accordance with the applicable procedures of the Depositary.

(b)            The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)            After the redemption date or purchase date, upon surrender of a Note to be redeemed or purchased in part only, a new Note or Notes in principal amount equal to the unredeemed or unpurchased portion of the original Note, representing the same Indebtedness to the extent not redeemed or not purchased, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)            Subject to Section 3.09, the Issuer shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Notes not less than 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 10.

(b)            The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)            the redemption date;

(2)            the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            if applicable, any conditions precedent to the Issuer’s obligation to consummate such redemption.

(c)            At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b).

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(c)).  The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Subject to Section 3.05, upon payment of the redemption price on the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)            No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time on such date to which the Trustee may reasonably agree), the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date.  The Paying Agent shall promptly deliver to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)            If the Issuer complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date.  If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate a new Note in accordance with this Section 3.06.

Section 3.07	Optional Redemption.

(a)            On and after October 15, 2020, the Issuer may, on any one or more occasions, redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2020	105.000%
2021	103.333%
2022	101.667%
2023 and thereafter	100.000%

(b)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(c)            Any redemption notice in connection with this Section 3.07 may, at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of any transaction.

(d)            The Notes shall not be redeemable prior to October 15, 2020.

Section 3.08	Mandatory Redemption.

The Issuer will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offers to Repurchase by Application of Excess Proceeds.

(a)            In the event that, pursuant to Section 4.11, the Issuer is required to commence an Asset Sale Offer, the Issuer will follow the procedures specified below.

(b)            The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Sale Offer Period”).  No later than five Business Days after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the maximum aggregate principal amount of Notes and, if applicable, other Debt (on a pro rata basis, if applicable) required to be purchased pursuant to Section 4.11 (the “Asset Sale Offer Amount”), or, if less than the Asset Sale Offer Amount of Notes (and, if applicable, other Debt) has been so validly tendered, all Notes (and, if applicable, other Debt) validly tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments on the Notes are made.

(c)            If the Asset Sale Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest up to but excluding the Asset Sale Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)            Upon the commencement of an Asset Sale Offer, the Issuer shall mail a notice to each of the Holders or otherwise deliver such notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee.  The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The Asset Sale Offer shall be made to all Holders and, if required, all holders of other Debt.  The notice, which shall govern the terms of the Asset Sale Offer, shall state:

(1)            that an Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 and the expiration time of the Asset Sale Period;

(2)            the Asset Sale Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Sale Purchase Date;

(3)            that Notes must be tendered in integral multiples of $1,000 (subject to clause (8) below), and any Note not properly tendered will remain outstanding and will continue to accrue interest;

(4)            that, unless the Issuer defaults in making the payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest on and after the Asset Sale Purchase Date;

(5)            that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to such Note completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Sale Purchase Date;

(6)            that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(7)            that, if the aggregate principal amount of Notes and other Debt surrendered by the holders thereof exceeds the Asset Sale Offer Amount, then the Notes and other Debt will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes tendered and such other Debt tendered, and the selection of the Notes or such other Debt for purchase shall be made by the Trustee on a pro rata basis among all such Notes tendered (subject to any applicable procedures of the Depositary), although no Note having a principal amount of $2,000 shall be purchased in part;

(8)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(9)            the other procedures, as determined by the Issuer, consistent with this Section 3.09 that a Holder must follow.

(e)            On or before the Asset Sale Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary or as otherwise provided in Section 4.11(c), the Asset Sale Offer Amount of Notes and other Debt or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Sale Offer, or, if less than the Asset Sale Offer Amount has been validly tendered and not properly withdrawn, all Notes and other Debt so tendered, in the case of the Notes, in whole number multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.  The Issuer will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof so accepted and that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.

(f)            The Paying Agent or the Issuer, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Sale Offer Period, mail or deliver to each tendering Holder or holder or lender of other Debt, as the case may be, an amount equal to the purchase price of the Notes or the other Debt so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder  in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof.

(g)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

Other than as specifically provided in this Section 3.09 or Section 4.11, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a)            The Issuer will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of 11:00 a.m. (New York City) time, on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)            The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.  In the event the Issuer is required to pay Additional Interest, the Issuer shall provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer.

(c)            The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer and the Subsidiary Guarantors in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands  (but not service of process) may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03	Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, the Issuer will furnish to the Holders, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing by the Issuer with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed by the Issuer with the Commission on Form 8-K if the Issuer were required to file such reports.

In addition, whether or not required by the Commission, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, the Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders of such Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no responsibility or liability for the filing, content or timeliness of any such report, information or document other than the report of the Trustee specifically required hereunder.

Section 4.04	Compliance Certificate.
(a)            The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer and each Subsidiary Guarantor are taking or propose to take with respect thereto).
(b)            When any Default has occurred and is continuing under this Indenture, the Issuer will promptly send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereof.
Section 4.05	Limitation on Restricted Payments.
(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
(i)            no Default shall have occurred and be continuing or will occur as a consequence thereof;

(ii)            after giving effect to such Restricted Payment on a pro forma basis, the Issuer would be permitted to incur at least $1.00 of Coverage Debt under Section 4.06(a); and

(iii)            after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made after the Issue Date (excluding (x) Restricted Payments permitted by clauses (2) through (8) of Section 4.05(b) and (y) Restricted Payments permitted by clause (9) of Section 4.05(b) to the extent that the amount available for Restricted Payments under this clause (iii) would be reduced to less than zero as a result of payments made under such clause (9)), shall not exceed the sum (without duplication) of

(A)            50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Issuer accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(B)            100% of the aggregate net proceeds (including the fair market value of property other than cash as determined by the Issuer in good faith) received by the Issuer subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt, Redeemable Capital Interests or preferred stock of the Issuer, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Stock or Debt sold to a Subsidiary of the Issuer and other than Excluded Contributions), plus

(C)            to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries) that was made on or after the Issue Date is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent that the Issuer otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Issuer for such period, the net cash return of capital or net fair market value of return of capital as determined by the Issuer in good faith with respect to such Investment, less the cost of any such disposition or liquidation, plus

(D)            to the extent that any Unrestricted Subsidiary of the Issuer designated as such on or after the Issue Date is redesignated as a Restricted Subsidiary, the lesser of (i) the fair market value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation as determined by the Issuer in good faith or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(E)            $150.0 million.

(b)            The provisions of Section 4.05(a) will not prohibit:

(1)            the payment of any dividend on Capital Stock in the Issuer or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the provisions of Section 4.05;

(2)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Issuer by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of other Qualified Capital Interests of the Issuer;

(3)            the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Issuer or a Subsidiary Guarantor that is subordinate in right of payment to the Notes or the applicable Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Issuer) of (x) new subordinated Debt of the Issuer or such Subsidiary Guarantor, as the case may be, incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Issuer;

(4)            the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Issuer held by employees or former employees of the Issuer or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $5.0 million in any calendar year; provided further, however, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $10.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Issuer to employees of the Issuer and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of Section 4.05(a); plus (B) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date (provided, however, that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (4) in any calendar year);

(5)            repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(6)            cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Issuer or a Restricted Subsidiary;

(7)            the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Issuer or any Restricted Subsidiary issued or incurred in compliance with Section 4.06;

(8)            upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under Section 4.10 and Section 4.11 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided, however, that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the applicable Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(9)            to the extent no Default in any payment in respect of principal or interest under the Notes or Event of Default has occurred and is continuing or will occur as a consequence thereof, the payment of regular cash quarterly dividends on the Issuer’s common stock; provided, however, that in no event shall the amount of dividends paid in any calendar year under this clause (9) exceed $200.0 million;

(10)            Restricted Payments that are made with Excluded Contributions;

(11)            to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $50.0 million in the aggregate;

(12)            to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, any Restricted Payment so long as on the date of such Restricted Payment, after giving pro forma effect thereto and to any related transactions as if the same had occurred at the beginning of the Issuer’s most recent four consecutive fiscal quarters for which internal financial statements of the Issuer are available, the Consolidated Debt Ratio would not exceed 2.50 to 1.00; and

(13)            any Restricted Payment made in connection with the Transactions.

(c)             If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of Section 4.05(a), in each case to the extent such Investments would otherwise be so counted.

(d)            For purposes of this Section 4.05, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Issuer in good faith.

Section 4.06	Limitation on Debt.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to incur any Debt (including Acquired Debt); provided, however, that the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the receipt and application of the proceeds therefrom:

(1)            the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be greater than 2.00 to 1.00; and

(2)            no Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Debt (any Debt incurred pursuant to this provision being herein referred to as “Coverage Debt”); provided, however, that the amount of Debt (other than Acquired Debt) that may be incurred or issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $100.0 million at any one time outstanding.

(b)            Notwithstanding Section 4.06(a), the Issuer and its Restricted Subsidiaries may incur Permitted Debt.

(c)            For purposes of determining any particular amount of Debt under this Section 4.06:

(1)            Debt outstanding under the Credit Agreement and the Sumitomo Credit Agreement on the Issue Date will at all times be treated as incurred pursuant to clause (1) of the definition of Permitted Debt and shall not be permitted to be reclassified and

(2)            guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount will not be included.

(d)            Except as provided above, for purposes of determining compliance with this Section 4.06, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including any Coverage Debt and any category of Permitted Debt, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

(e)            For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 4.06, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of any term Debt, or first committed, in the cases of any revolving credit Debt; provided, however, that if such Debt is incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such indebtedness being Refinanced.

(f)            The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Stock in the forms of additional shares of Capital Stock with the same terms will not be deemed to be an incurrence of Debt or issuance of Capital Stock for purposes of this Section 4.06.

Section 4.07	Limitation on Liens.

(a)            The Issuer will not, nor will the Issuer permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary without effectively providing that the Notes and the Guarantees, together with, if the Issuer so determines, any other indebtedness or obligation then existing or thereafter created, ranking equally in right of payment with the Notes or the Guarantees, shall be secured equally and ratably with, or, at the Issuer’s option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1)            Liens existing on the Issue Date;

(2)            Liens affecting property of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Issuer or a Restricted Subsidiary;

(3)            Liens:

(i)            on property existing at the time of acquisition thereof,

(ii)            to secure payment of all or part of the purchase price thereof,

(iii)            to secure Debt incurred prior to, at the time of or within 12 months after such acquisition for the purpose of financing all or part of the purchase price thereof, or

(iv)            assumed or incurred in connection with the acquisition of property;

(4)            Liens on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5)            Liens in connection with non-recourse Debt;

(6)            Liens on current assets or other personal property, other than shares of stock of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7)            Liens which secure indebtedness owing by a Restricted Subsidiary to the Issuer or another Restricted Subsidiary of the Issuer;

(8)            Liens on property of any Restricted Subsidiary principally engaged in a financing or leasing business; and

(9)            any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Lien referred to in the foregoing or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not, with respect to Liens referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, plus improvements on such property.

(b)            Notwithstanding 4.07(a), the Issuer and any one or more of its Restricted Subsidiaries may, without securing the Notes and the Guarantees, issue, assume or guarantee Debt secured by Liens which would not be permitted by Section 4.07(a) in an aggregate amount which, together with:

(1) the aggregate principal amount of all of the Issuer’s other Debt and Debt of its Restricted Subsidiaries secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary that would not be permitted to be secured by Liens under Section 4.07(a); and

(2) the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be secured under Section 4.07(a) or the proceeds of which have been applied in accordance with Section 4.08(a)(2) to the retirement of long-term indebtedness);

does not at the time exceed 10% of Consolidated Net Tangible Assets.

(c)            For purposes of this Section 4.07 and Section 4.08, the sale or other transfer of any interest in property of the character commonly referred to as a “production payment,” is not considered Debt secured by a Lien.

Section 4.08                Limitation on Sale and Lease-Back Transactions.(a)           The Issuer will not, nor will the Issuer permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any Principal Property, except for (x) temporary leases for terms of not more than three years, (y) leasing arrangements between the Issuer and a Subsidiary or (z) leasing arrangements between Subsidiaries, title to which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by the Board of Directors of the Issuer, of such property and either:

(1) the Issuer or such Restricted Subsidiary would be permitted under Section 4.07(a) to secure Debt by a Lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to Section 4.07; or

(2) the Issuer applies an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of the Issuer’s long-term indebtedness which ranks senior or equal to the Notes or the related Guarantee (other than indebtedness held by the Issuer or any of its Subsidiaries).

For the avoidance of doubt, Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b)            Notwithstanding the provisions of Section 4.08(a), the Issuer or any of its Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would not be permitted under Section 4.08(a) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1) all of the Issuer’s Debt and Debt of its Restricted Subsidiaries secured by a Lien on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under Section 4.07(a); and

(2) all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to have a Lien in accordance with Section 4.07(a) or the proceeds of which have been applied in accordance with Section 4.08(a)(2) to the retirement of long-term indebtedness);

does not at the time exceed 10% of Consolidated Net Tangible Assets.

Section 4.09	Future Guarantors.

(a)            After the Issue Date, the Issuer will cause each Restricted Subsidiary of the Issuer that guarantees (i) the Credit Agreement or (ii) any Material Capital Markets Debt issued by the Issuer or any Subsidiary Guarantor to, within 45 days of the incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture to this Indenture, which may be in the form of Exhibit C, hereto pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

(b)            Each Guarantee of a Subsidiary Guarantor shall be released in accordance with the provisions of Section 11.06.

(c)            Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all obligations that are guaranteed under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 4.10                Offer to Repurchase Upon Change of Control.If a Change of Control occurs after the Merger Closing Date, unless the Issuer has exercised its right to redeem all Notes pursuant to Sections 3.03 and 3.07, the Issuer will make an offer to each Holder to repurchase all or any part (in multiples of $1,000 principal amount) of that Holder’s Notes (the “Change of Control Offer”) at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase (the “Change of Control Payment”).

(a)            Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem the Notes pursuant to Sections 3.03 and 3.07, or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will mail a notice to each Holder or otherwise deliver notice in accordance with the applicable procedures of the Depositary, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control and stating:

(1)            that a Change of Control Offer is being made pursuant to this Section 4.10, the expiration time for such Change of Control Offer (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of the Depositary) and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Issuer at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(2)            the purchase date (which shall be no later than five Business Days after the date such Change of Control Offer expires) (the “Change of Control Payment Date”);

(3)            that Notes must be tendered in integral multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest (subject to clause (7) below);

(4)            that, unless the Issuer defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of such Change of Control Offer, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)            that, if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof);

(8)            that the Change of Control Offer is conditioned on the Change of Control occurring on or prior to the Change of Control Payment Date, if applicable; and

(9)            the other procedures, as determined by the Issuer, consistent with this Section 4.10 that a Holder must follow.

The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  If (A) the notice is mailed in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(c)            On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes (in integral multiples of $1,000)  properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being purchased by the Issuer in accordance with this Section 4.10.

(d)            The Paying Agent will promptly mail (or otherwise deliver in accordance with the applicable procedures of DTC) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the applicable procedures of DTC) (or cause to be transferred by book entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e)            If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name such Note is registered at the close of business on such Record Date.

(f)            The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 for a Change of Control Offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

(g)            Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for a Change of Control at the time of launching the Change of Control Offer.

(h)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such conflict.

(i)            Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06.

Section 4.11	Limitation on Asset Sales.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)            the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of as determined by the Issuer in good faith; and

(2)            except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Eligible  Cash Equivalents.

For the purposes of this Section 4.11(a), the following will be deemed to be cash:

(i)            any liabilities, as shown on the most recent consolidated balance sheet of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Issuer or such Restricted Subsidiary from further liability;

(ii)            any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(iii)            any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value as determined by the Issuer in good faith, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)            Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(A)            to permanently repay (a) Debt under the Credit Agreement and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto and/or (b) other unsecured Debt ranking pari passu in right of payment with the Notes (provided that if the Issuer shall so reduce obligations under such other unsecured Debt, other than the Notes, the Issuer will (x) equally and ratably reduce obligations under the Notes under any applicable optional redemption provisions or by open market purchases or (y) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes);

(B)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(C)            to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;

(D)            to acquire other assets (other than inventory) that are used or useful in a Permitted Business;

(E)            to repay or repurchase Debt secured by the assets of the Issuer or any Restricted Subsidiaries; or

(F)            any combination of the foregoing.

(c)            Any Net Cash Proceeds from Asset Sales that are not applied, invested or subject to an offer to repurchase as provided in Section 4.11(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $50.0 million, the Issuer will, within 30 days, make an offer to purchase to all Holders of such Notes (an “Asset Sale Offer”), and to all holders of other Debt containing provisions similar to those set forth in this Indenture with respect to assets sales, to purchase the maximum aggregate principal amount of such Notes and such other Debt that may (including, without limitation, the 2023 Notes), be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer in respect of such Notes, the Issuer may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between such Notes and such other Debt based on the principal amount (or accreted value, if applicable) of such Notes and such other Debt tendered and the Trustee will select the Notes to be purchased on a pro rata basis among all such Notes tendered (subject to DTC procedures). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer provisions of the Notes by virtue of such conflict.

Section 4.12	Effectiveness of Covenants.

(a)            Following the first day (such date, the “Termination Date”):

(1)            the Notes have a rating of Investment Grade from both S&P and Moody’s and

(2)            no Default has occurred and is continuing under this Indenture,

the Issuer and its Restricted Subsidiaries shall no longer be subject to the provisions of Sections 4.05, 4.06, 4.09 and 4.11.

(b)            In the event that the Notes’ credit rating is downgraded from Investment Grade by any Rating Agency, the provisions of Sections 4.05, 4.06, 4.09 and 4.11 will not thereafter be reinstated.

(c)            Promptly following the Termination Date, the Issuer shall provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Termination Date has occurred or notify the Holders of the Termination Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder upon request.

ARTICLE 5

SUCCESSORS

Section 5.01	Consolidation, Merger, Conveyance, Transfer or Lease.

(a)            The Issuer will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1)            the successor Person (if other than the Issuer) (the “Successor Issuer”) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume (a) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions under this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person and (b) all obligations of the Issuer under the Registration Rights Agreement, by a written instrument satisfactory in form to the parties thereto, executed and delivered to such parties by such Person;

(2)            the Successor Issuer shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition;

(3)            each Subsidiary Guarantor (unless such Subsidiary Guarantor is the other party to the transactions described above, in which case the preceding clause (1) shall apply) shall have by supplemental indenture confirmed that the applicable Guarantee shall apply to such Successor Issuer’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(4)            the Issuer shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate each stating that such merger or consolidation, or such sale or conveyance, and such supplemental indenture, if any, comply with this Indenture.

(b)            Subject to the limitations set forth in this Indenture, the Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Registration Rights Agreement.

(c)            The Issuer will not permit any Subsidiary Guarantor to merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1)            (A)              the successor Person (if other than the Issuer or such Subsidiary Guarantor) (the “Successor Subsidiary Guarantor”) shall expressly assume by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person all the obligations of such Subsidiary Guarantor under the applicable Guarantee and this Indenture;

(B)            the Successor Subsidiary Guarantor shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(C)            the Successor Subsidiary Guarantor shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate each stating that such merger or consolidation, or such sale or conveyance, and such supplemental indenture, if any, comply with this Indenture; or

(2)            the merger, consolidation, sale or conveyance complies with Section 4.11.

(d)            Notwithstanding anything in the foregoing provisions of this Section 5.01 to the contrary, this Section 5.01 shall not apply to the transactions contemplated by the Separation Agreement or by the Merger Agreement.

Section 5.02	Successor Entity Substituted.

Upon any merger, consolidation or sale or conveyance of all or substantially all of the assets of any Subsidiary Guarantor or the Issuer, as the case may be, in accordance with Section 5.01, such Subsidiary Guarantor or the Issuer, as the case may be, will be released from its obligations under this Indenture, the Notes, the Guarantees and the Registration Rights Agreement, as applicable, and the Successor Issuer or the Successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor or the Issuer, as the case may be, under this Indenture, the Notes, the Registration Rights Agreement and the Guarantees, as applicable.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

Each of the following is an “Event of Default”:

(1)            default in the payment in respect of the principal of, or premium, if any, on any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration,  optional redemption or otherwise);

(2)            default in the payment of any interest (including Additional Interest (as required by the Registration Rights Agreement)) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)            default in the performance, or breach, of any covenant or agreement of the Issuer or any Restricted Subsidiary in this Indenture (other than a covenant or agreement a default in which performance or which breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes (provided that, and without limiting the foregoing in this clause (3), in the case of a default or breach of any covenant or agreement described under Section 4.03, no Event of Default shall occur (and any such default or breach shall be deemed to not have occurred for all purposes under this Indenture) with respect to any failure to furnish or file any information or report required thereunder if the Issuer files or furnishes such information or report within 120 days after the Issuer was required (or would have been required) to file the same pursuant to the Commission’s rules and regulations);

(4)            the applicable Guarantee ceases to be in full force and effect (except as contemplated by this Indenture) or is declared null and void in a judicial proceeding or a Subsidiary Guarantor denies in writing or disaffirms in writing its obligations under this Indenture or Guarantee, other than by reason of the termination of this Indenture or the release of such Guarantee in accordance with the terms of this Indenture;

(5)            the Issuer or a Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer or a Significant Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

(6)            the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of the Issuer or a Significant Subsidiary or a substantial part of the property of the Issuer or a Significant Subsidiary, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Issuer or a Significant Subsidiary or for a substantial part of the property of the Issuer or a Significant Subsidiary or (iii) the winding-up or liquidation of the Issuer or a Significant Subsidiary; and such order or decree shall continue unstayed and in effect for 60 days.

Section 6.02	Acceleration.

(a)            If an Event of Default (other than an Event of Default described in clauses (5) and (6) of Section 6.01) with respect to the Issuer occurs and is continuing, then and in every such case, unless the principal of all the Notes have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by such Holders).  Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

(b)            If, at any time after the principal amount of the Notes shall have been so declared to be immediately due and payable, and before any judgment or decree for the payment of the moneys due on account of such declaration shall have been obtained or entered, all defaults under this Indenture, other than the nonpayment of principal of or premium, if any, or accrued interest on the Notes which shall have become due by acceleration shall have been remedied—then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend or shall, affect any subsequent default, or shall impair any right consequent thereon.

(c)            The Trustee may withhold from Holders notice of any Default (except any Default in the payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding notice is in the interests of Holders to do so.

(d)            In case an Event of Default described in clauses (5) or (6) of Section 6.01 with respect to the Issuer occurs, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the then outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all Notes waive any past Default and its consequences, except a Default:

(1)            in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to a Change of Control which has been made by the Issuer); or

(2)            in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Note issued thereunder that is affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Guarantee, or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy hereunder unless:

(1)            such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2)            the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have made written request to the Trustee;

(3)            such Holders have provided security and indemnity satisfactory to the Trustee against any loss, liability or expense, to institute such proceeding as Trustee;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The limitations in this Section 6.06 do not apply, however, to a suit instituted by a Holder directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10	Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11	Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12	Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, including the Subsidiary Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims.  Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13	Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(1)            to the Trustee and the Agents and their respective agents and attorneys for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(2)            to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3)            to the Issuer or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.  Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Issuer and to each Holder in the manner set forth in Section 12.02.

Section 6.14	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee (acting in any capacity hereunder), a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(1)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)            The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction in a final non-appealable order that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)            Subject to this Article 7, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture, the Notes and the Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02	Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it shall incur no liability or additional liability of any kind by reason of such inquiry or investigation or lack thereof.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or a Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuer or such Subsidiary Guarantor.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

(g)            The Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, any Agent, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.

(k)            The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03	Individual Rights of Trustee.

The Trustee or any Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any affiliate of the Issuer with the same rights it would have if it were not Trustee or such Agent.  However, in the event that the Trustee acquires any conflicting interest within the meaning of Trust Indenture Act Section 310(b) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04	Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of any proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes.

Section 7.05	Notice of Defaults.

If a Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default within 90 days after it occurs.  Except in the case of an Event of Default specified in clauses (1) or (2) of Section 6.01, the Trustee may withhold from the Holders notice of any Default or Event of Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders.

Section 7.06	Reports by Trustee to Holders of the Notes.

(a)            Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b)(2).

(b)            A copy of each report at the time of its delivery to the Holders shall be mailed to the Issuer and filed with the Commission and each national securities exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d).  The Issuer shall promptly notify the Trustee in writing in the event the Notes are listed on any national securities exchange or delisted therefrom.

Section 7.07	Compensation and Indemnity.

(a)            The Issuer and the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee acting in any capacity hereunder and any Agent from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and any Agent’s agents and counsel.  The Trustee shall provide the Issuer reasonable notice of any expenditure not in the ordinary course of business.

(b)            The Issuer and the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee acting in any capacity hereunder and any Agent for, and hold each of the Trustee or Agent and any predecessor harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any Subsidiary Guarantor (including this Section 7.07)) or defending itself against any claim whether asserted by any Holder, the Issuer or any Subsidiary Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder).  The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

(c)            The obligations of the Issuer and the Subsidiary Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and the provisions of this Article 7, as applicable, shall also apply to any Agent acting hereunder.

(d)            To secure the payment obligations of the Issuer and the Subsidiary Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08	Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.  The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Issuer and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a receiver or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting hereunder.

(b)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the successor Trustee to replace it with another successor Trustee appointed by the Issuer.

(c)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.07.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee. Any resigning or removed Trustee shall have no liability or responsibility for the action or inaction of any successor Trustee.

              (f)            As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10	Eligibility; Disqualification.

(a)            There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

(b)            This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5).  The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11	Preferential Collection of Claims Against the Issuer.

The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Defeasance or Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02	Defeasance and Discharge.

(a)            Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to the Indenture, all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Defeasance”).  For this purpose, Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (5) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal of and premium, if any, and interest on the Notes when such payments are due;

(2)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee;

(4)            the Issuer’s right of optional redemption pursuant to Section 3.07; and

(5)            this Section 8.02.

(b)            Following the Issuer’s exercise of its Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03	Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 with respect to the outstanding Notes, and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and the Notes shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(3) (only with respect to covenants that are released as a result of such Covenant Defeasance) and 6.01(4), (5) (solely with respect to any Significant Subsidiary) and (6) (solely with respect to any Significant Subsidiary) will no longer constitute an Event of Default.

Section 8.04	Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the exercise of either the Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)             the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of the Holders of such Notes: (A) money in an amount, (B) Government Securities, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

(2)                in the case of Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel stating that

(A)            the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or

(B)            since the Issue Date, there has been a change in the applicable U.S.  federal income tax law,

in either case (A) or (B) to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur;
(3)            in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur;

(4)            no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)            such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or any Subsidiary Guarantor is bound; and

 (6)            the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) or (3) above with respect to a Defeasance or Covenant Defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)            Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

Section 8.06	Repayment to the Issuer.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

Section 8.07	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Subsidiary Guarantors’ obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders.

(a)            Notwithstanding Section 9.02, without the consent of any Holder, the Issuer and the Trustee may, at any time and from time to time, amend or supplement this Indenture:

(1)            to evidence the succession of another Person to the Issuer or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Issuer or such Subsidiary Guarantor, as applicable, under this Indenture, the Notes and the Guarantees thereof;

(2)            to add to the covenants of the Issuer and the Subsidiary Guarantors for the benefit of the applicable Holders, or to surrender any right or power herein conferred upon the Issuer and the Subsidiary Guarantors;

(3)            to add additional Events of Default;

(4)            to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)            to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(6)            to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)            to add a Subsidiary Guarantor in accordance with this Indenture or release a Subsidiary Guarantor from its Guarantee when permitted by the terms of this Indenture;

(8)            to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)            to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Issuer;

(10)            to provide for the issuance of Exchange Notes, which shall be treated, together with any outstanding Notes, as a single class of securities;

(11)            to conform the text of this Indenture or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of notes” section of the Offering Memorandum;

(12)            to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(13)            as provided in the First Supplemental Indenture to this Indenture attached as Exhibit D hereto.

Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02	With Consent of Holders.

(a)            Except as provided in Section 9.01 and this Section 9.02, with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, the Issuer and the Trustee may amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of the Notes or the related Guarantees, or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein.  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2)            reduce the percentage in aggregate principal amount of the then outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver of compliance with covenants relating to the payment of principal of or premium, if any, or interest on the Notes or related defaults or Events of Default and their consequences (except with respect to a rescission or acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes then outstanding, and a waiver of the Event of Default under Section 6.01(1) or 6.01(2) that resulted from such acceleration) provided for in this Indenture;

(3)            modify the obligations of the Issuer to make offers to purchase upon a Change of Control if such modification was done after the occurrence of the related Change of Control;

(4)            modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the applicable Holders; or

(5)            modify any of the provisions of this Section 9.02(b) or provisions relating to waiver of compliance with covenants relating to the payment of principal of or premium, if any, or interest on the Notes or related defaults or Events of Default and their consequences (except with respect to a rescission or acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes then outstanding, and a waiver of the Event of Default under Section 6.01(1) or 6.01(2) that resulted from such acceleration), except to increase any such percentage required for such actions or to provide that such other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note issued thereunder that is affected thereby;

(c)            Upon the request of the Issuer, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall join with the Issuer and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance of such proposed amendment or supplement.  A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(e)            A consent to any amendment, supplement or waiver of this Indenture or the Notes or the Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03	Compliance with Trust Indenture Act.

If this Indenture is qualified under the Trust Indenture Act, every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04	Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            The Issuer may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.05	Notation on or Exchange of Notes.

(a)            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order and any other deliverables required hereunder, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06	Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Subsidiary Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01	Satisfaction and Discharge.

(a)            This Indenture will be discharged, and will cease to be of further effect as to all Notes, when either:

(1)            all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

(2)            (A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest to the Stated Maturity or date fixed for redemption;

(B)            the Issuer  or the applicable Subsidiary Guarantor has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer with respect to the Notes;

(C)            the deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than this Indenture) to which the Issuer or any Subsidiary Guarantor is a party or by which the Issuer or the applicable Subsidiary Guarantor is bound;

(D)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(E)            the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

(b)            Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 10.01(a), the provisions of Section 10.02 and Section 8.06 shall survive.

Section 10.02	Application of Trust Money.

(a)            Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Subsidiary Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 11

GUARANTEES

Section 11.01	Guarantee.

(a)            Subject to this Article 11, each of the Subsidiary Guarantors hereby, jointly and severally, irrevocably, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (the obligations so guaranteed, collectively, the “Guaranteed Obligations”).  Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.

(c)            Each of the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee.  The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)            In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)            Each payment to be made by a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02	Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 11, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment, determined in accordance with GAAP.

Section 11.03	Execution and Delivery.

(a)            To evidence its Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that this Indenture or a supplemental indenture to this Indenture shall be executed on behalf of such Subsidiary Guarantor by an Officer or person holding an equivalent title.

(b)            Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)            If an Officer whose signature is on this Indenture or a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

Section 11.04	Subrogation.

Each Subsidiary Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 11.05	Benefits Acknowledged.

Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06	Release of Guarantees.

(a)            A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee shall be required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(1)(i)            upon the sale or other disposition (including by way of a consolidation or merger) of such Subsidiary Guarantor;

(ii)            upon the sale or disposition of all or substantially all assets of such Subsidiary Guarantor;

(iii)            at such time as such Subsidiary Guarantor no longer guarantees any (i) Credit Agreement or (ii) Material Capital Markets Debt of the Issuer or any Subsidiary Guarantor;

(iv)            upon defeasance of the Notes, as provided under Article 8;

(v) at such time as such Subsidiary Guarantor is no longer a Restricted Subsidiary; or

(vi) as described under Article 9

in the case of Section 11.06(a)(1)(i) and (ii), other than to the Issuer or a Restricted Subsidiary of the Issuer; and

(2)            such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

(b)            At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

ARTICLE 12

MISCELLANEOUS

Section 12.01	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c) in respect of Sections of the Trust Indenture Act that are incorporated by reference in this Indenture pursuant to Section 1.04, the imposed duties shall control.

Section 12.02	Notices.

(a)            Any notice or communication to the Issuer, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Issuer or any Subsidiary Guarantor:

Blue Cube Spinco Inc.
c/o Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105
Fax No.: (314) 480 - 1487
Email: sccurley@olin.com
Attention: Stephen C. Curley

if to the Trustee:
U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107
Fax No.: (651) 466 - 7430
Email: donald.hurrelbrink@usbank.com
Attention: Donald T. Hurrelbrink

The Issuer, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.
(b)            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)            Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept or otherwise in accordance with the procedures of the Depositary.  Any notice or communication shall also be so delivered to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            Notwithstanding any other provision herein, where this Indenture provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)            If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03	Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 12.04	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:

(1)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05	Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Trust Indenture Act Section 314(a)(4)) shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07	No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsidiary Guarantor (other than the Issuer in respect of the Notes and each Subsidiary Guarantor in respect of its Guarantee) under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08	Governing Law.

THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.09	Waiver of Jury Trial.

EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.11	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12	Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.  All agreements of each Subsidiary Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.06

Section 12.13	Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14	Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.15	Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16	Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.17	U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 12.18	Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

Section 12.19	Qualification of Indenture.

The Issuer and the Subsidiary Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Subsidiary Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes.  The Trustee shall be entitled to receive from the Issuer and the Subsidiary Guarantors any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

[Signatures on following page]

BLUE CUBE SPINCO INC.

By:	/s/ James A. Varilek
Name: James A. Varilek
Title: Treasurer

[Signature page to Indenture for Senior Notes due 2025]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

[Signature page to Indenture for Senior Notes due 2025]

Appendix A
PROVISIONS RELATING TO INITIAL NOTES,
ADDITIONAL NOTES AND EXCHANGE NOTES

Section 1.1                          Definitions.

(a)  Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture.  The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)
“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.2(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1                  Form and Dating

(a)  The Initial Notes issued on the date hereof shall be (i) offered and sold by the Issuer to the initial purchaser thereof and further transferred on the date hereof in one or more transactions to the selling securityholders identified in the Offering Memorandum and (ii) thereafter resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”).  Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)  Global Notes.  Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in the Indenture.  One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued on the Issue Date, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution.  The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.”  Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A.

(c)  Book-Entry Provisions.  This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Issuer signed by one Officer of the Issuer, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)  Definitive Notes.  Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2                          Transfer and Exchange.

(a)  Transfer and Exchange of Definitive Notes for Definitive Notes.  When Definitive Notes are presented to the Registrar with a request:

(i)  to register the transfer of such Definitive Notes; or

(ii)  to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)  in the case of Transfer Restricted Notes, must be transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)  Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note.  A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled.  If the applicable Global Note is not then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.
(c)  Transfer and Exchange of Global Notes.

(i)  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor.  A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)  Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)  Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.  In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii) Prior to the expiration of the Distribution Compliance Period, (A) the Regulation S Global Note shall be a temporary global security for purposes of Rules 903 and 904 under the Securities Act, whether or not designated as such on the face of such Note, and (B) interests in the Regulation S Global Note may only be held through Euroclear or Clearstream.  During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S.  Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers.  Such written certification shall no longer be required after the expiration of the Distribution Compliance Period.  Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of the Indenture.

(iii)  Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)  Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(v)  If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Issuer shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)  Legends.

(i)  Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL

NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S UNDER THE SECURITIES ACT) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.  [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Issuer or the Trustee may reasonably request.

(iii)  After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)  Upon the consummation of an Exchange Offer with respect to the Initial Notes or Additional Notes pursuant to which Holders of such Initial Notes or Additional Notes are offered Exchange Notes in exchange for their Initial Notes or Additional Notes, all requirements pertaining to Initial Notes or Additional Notes that Initial Notes or Additional Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes or Additional Notes in such Exchange Offer.

(v)  Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)  Cancellation or Adjustment of Global Note.  At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of Notes.

(i)  To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii) No service charge shall be imposed in connection with any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.11 and 9.05 of this Indenture).

(iii)  Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar  shall be affected by notice to the contrary.

(iv)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)  In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)  No Obligation of the Trustee.

(i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes.  All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note).  The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i)  Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 of this Indenture, the Trustee shall authenticate (i) one or more Global Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amounts of the beneficial interests in the Global Notes tendered for acceptance by Persons that provide such certifications as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer and (ii), if applicable, Definitive Notes without the Restricted Notes Legend in an aggregate principal amount equal to the principal amount of the Definitive Notes tendered for acceptance by Persons that provide in the applicable letters of transmittal such certification as are required by the Registration Rights Agreement and applicable law, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes with the Restricted Notes Legend to be reduced accordingly, and, if applicable, the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of the Definitive Notes so accepted Definitive Notes without the Restricted Notes Legend in the applicable principal amount.  Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

Section 2.3	Definitive Notes.

(a)  A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 or issued in connection with an Exchange Offer may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days of such notice or after the Issuer becomes aware of such cessation, (ii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes and any Agent Member requests a Definitive Note in accordance with the procedures of the Depositary, or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.  In addition, any affiliate of the Issuer or any Subsidiary Guarantor that is a beneficial owner of all or part of a Global Note may have such affiliate’s beneficial interest transferred to such affiliate in the form of a Definitive Note by providing a written request to the Issuer and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Issuer or Trustee.  Notwithstanding anything to the contrary in this Section 2.3, no Regulation S Global Note may be exchanged for a Definitive Note until the end of the Distribution Compliance Period applicable to such Regulation S Global Note and receipt by the Trustee and the Issuer of any certificates required by either of them pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

(b)  Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.  Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.  Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)  The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)  In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP [                     ]
ISIN [                     ]1

[RULE 144A][REGULATION S][IAI][GLOBAL] NOTE

10.00% Senior Notes due 2025

No. [RA-__] [RS-__] [RIAI-__] [U-__]

Principal Amount [$______________], as revised by the Schedule of Exchanges of Interests in Global Security attached hereto

BLUE CUBE SPINCO INC.

promises to pay to [CEDE & CO.] [_______________] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on October 15, 2025.

Interest Payment Dates:  April 15 and October 15

Record Dates:  April 1 and October 1

[1]	Rule 144A Note CUSIP: 095370AC6

Rule 144A Note ISIN:   US095370AC65
Regulation S Note CUSIP:  U0936PAB6
Regulation S Note ISIN:  USU0936PAB68
IAI Note CUSIP: 095370AF9
IAI Note ISIN:  US095370AF96
CUSIP for Unrestricted Global Note:  095370AD4
ISIN for Unrestricted Global Note:  US095370AD49

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

BLUE CUBE SPINCO INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

10.00% Senior Notes due 2025

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            INTEREST.  Blue Cube Spinco Inc., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 10.00% per annum until but excluding maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  The Issuer shall pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [__________]; provided that the first Interest Payment Date shall be [__________].  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT.  The Issuer shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register; provided that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent at least five Business Days prior to the applicable payment date.  Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

3.            PAYING AGENT AND REGISTRAR.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to the Holders.  The Issuer may act in any such capacity.

4.            INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of October 5, 2015, between Blue Cube Spinco Inc. and the Trustee (as amended or supplemented from time to time, the “Indenture”).  This Note is one of a duly authorized issue of notes of the Issuer designated as its 10.00% Senior Notes due 2025.  The Issuer shall be entitled to issue Additional Notes pursuant to Section 2.01 and 4.06 of the Indenture.  The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE.  The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture.  The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.            DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Sale Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.            PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES.  The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Subsidiary Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10.            AUTHENTICATION.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.            ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in a Registration Rights Agreement, including the right to receive Additional Interest if payable thereunder.

12.            GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.            CUSIP AND ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture and the Registration Rights Agreement.

ASSIGNMENT FORM

To assign this Note, fill in the form below to:

(I) or (we) assign and transfer this note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _____________________

Your Signature:
(Sign exactly as your name appearson the face of this Note)

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________________________________
NOTICE: To be executed by an executive officer

Signature Guarantee*:  __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE2

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐
the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐
the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

[2]	Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.11 of the Indenture, check the appropriate box below:

[   ] Section 4.10                                        [   ] Section 4.11

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$	(integral multiples of $1,000,
provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:  __________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________.  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note or other increase or decrease in the principal amount of this Global Note, have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 10.00% Senior Notes due 2025 (the “Notes”) of Blue Cube Spinco Inc. (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1.  We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business.  We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.  We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE:	,

B-1

by:

B-2

EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Blue Cube Spinco Inc., a Delaware corporation (the “Issuer”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 5, 2015, providing for the issuance of an unlimited aggregate principal amount of 10.00% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors, including Article 11 thereof.

3.            Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.            Waiver of Jury Trial.  EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

5.            Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.            Trustee Makes No Representation.   The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.            Headings.  The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT D

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of October 5, 2015 (this “First Supplemental Indenture”), among Blue Cube Spinco Inc., a Delaware corporation (the “Issuer”), Olin Corporation, a Virginia corporation (the “Parent”), and U.S. Bank National Association, as trustee (the “Trustee”), to that certain indenture dated as of October 5, 2015 between the Issuer and the Trustee (the “Base Indenture” and, together with the First Supplemental Indenture, the “Indenture”).

WITNESSETH:

WHEREAS, capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Base Indenture;

WHEREAS, the Issuer executed and delivered to the Trustee the Base Indenture, providing for the issuance of the Issuer’s 10.00% Senior Notes due 2025 (the “Notes”);

WHEREAS, Section 9.01 of the Base Indenture provides that the Issuer and the Trustee may amend or supplement the Base Indenture without the consent of Holders as provided in this First Supplemental Indenture;

WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms and the terms of the Base Indenture have been satisfied; and

WHEREAS, the Issuer, the Parent and the Trustee desire to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Issuer, the Parent and the Trustee hereby agree as follows:

Section 1.                          Amendments to the Base Indenture.

1.01.            The following definitions in Section 1.01 “Definitions” are hereby amended and restated in their entirety or added to Section 1.01 if not therein, as applicable, as follows:

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary, or is merged with or into the Parent or a Restricted Subsidiary, or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Asset Acquisition” means:

(1) an Investment by the Parent or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Parent or any Restricted Subsidiary; or

(2) the acquisition by the Parent or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Parent or any of its Restricted Subsidiaries to any Person in any single transaction or series of transactions of:

(i) Capital Stock in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment);

provided, however, that the term “Asset Sale” shall exclude:

(1) any asset disposition permitted by Section 5.01 that constitutes a disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole;

(2) any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $25.0 million;

(3) sales or other dispositions of cash or Eligible Cash Equivalents;

(4) sales of interests in Unrestricted Subsidiaries;

(5) the sale and leaseback of any assets within 90 days of the acquisition thereof; provided that any assets acquired in the Transactions shall be deemed to have been acquired on the Issue Date;

(6) the disposition of assets that, in the good faith judgment of the Parent, are no longer used or useful in the business of such entity;

(7) a Restricted Payment or Investment that is otherwise permitted by this Indenture;

(8) any trade-in of equipment in exchange for other equipment; provided, however that in the good faith judgment of the Parent, the Parent or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;

(9) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

(10) leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Parent or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;

(11) any disposition by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to a Restricted Subsidiary;

(12) dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice;

(13) licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;

(14) any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction; or

(15) sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the fair market value thereof as determined by the Parent in good faith; including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the fair market value thereof as determined by the Parent in good faith (for the purposes of this clause (15), Purchase Money Notes will be deemed to be cash).

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Board of Directors” means:

(1)            with respect to the Parent or any Subsidiary, its board of directors or any duly authorized committee thereof;

(2)            with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and

(3)            with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)            the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the property and assets of the Parent and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than the Parent or one of the Parent’s wholly-owned Subsidiaries;

(2)            the adoption of a plan relating to the liquidation or dissolution of the Parent or the Issuer;

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the Parent’s Voting Stock, measured by voting power rather than number of shares;

(4)            the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent or the merger of any Person with or into a Subsidiary of the Parent, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Parent, immediately prior to such transaction, hold securities of the surviving or transferee Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person;

(5)            the Parent ceases to own, directly or indirectly, 100% of all outstanding equity interests of the Issuer (except as a result of the merger of the Issuer with and into the Parent); or

(6)            for so long as any of the Existing Notes remain outstanding, the first day on which a majority of the members of the Parent’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, the Transactions shall not constitute a Change of Control.

Notwithstanding the foregoing, a transaction effected to create a holding company for the Parent will not be deemed to involve a Change of Control if (a) pursuant to such transaction the Parent becomes a wholly-owned Subsidiary of such holding company and (b) the holders of the Voting Stock of such holding company immediately following such transaction are the same as the holders of the Parent’s Voting Stock immediately prior to such transaction.

“Consolidated Cost Savings” means, for any period, those synergies, operating expense reductions and cost-savings of the Parent and its Restricted Subsidiaries that are reasonably identifiable, factually supportable and projected by the Parent in good faith to be realized following the Issue Date as a result of restructurings, reorganizations, divestitures, cost savings initiatives, production rationalizations and other similar initiatives (collectively, “Initiatives”) (calculated on a pro forma basis as if such synergies, operating expense reductions and cost-savings had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such Initiatives to the extent already included in Consolidated Net Income for such period); provided that (i) no synergies, operating expense reductions or cost-savings shall be added to Consolidated EBITDA pursuant to clause (e) thereof to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (ii) projected amounts (and not yet realized) (x) may be added (the date on which such amounts are added, the “Initiative Commencement Date”) once actions in respect of such Initiative have been taken or are expected to be taken (in the good faith determination of the Parent) within 12 months and (y) may no longer be added back in calculating Consolidated EBITDA pursuant to clause (e) thereof to the extent occurring more than six full fiscal quarters after the Initiative Commencement Date.

“Consolidated Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Debt of the Parent and its Restricted Subsidiaries then outstanding as of such date of determination to (2) Consolidated EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of the Parent are available, in each case with pro forma and other adjustments to each of Debt and Consolidated EBITDA to reflect any incurrences or repayments of Debt and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period (which pro forma and other adjustments will be determined in good faith by a  responsible financial or accounting officer of the Parent and shall not be required to be made in accordance with Regulation S-X promulgated by the Commission).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period (adjusted to exclude all extraordinary or unusual items and any gains or losses on sales of assets outside the ordinary course of business) plus, without duplication and (except with respect to synergies included in Consolidated Cost Savings) to the extent deducted in calculating such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount with respect to Debt, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) Consolidated Cost Savings; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (e) and clause (f) below shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (e) and clause (f) below), (f) costs and expenses incurred in connection with the implementation of Initiatives; provided that with respect to any period, the aggregate amount added back in the calculation of Consolidated EBITDA for such period pursuant to this clause (f) and clause (e) above shall not exceed 20% of Consolidated EBITDA (in each case calculated prior to giving effect to any add-backs pursuant to this clause (f) and clause (e) above), (g) the sum (without duplication) of all non-recurring fees, costs and expenses incurred by the Parent and its Restricted Subsidiaries, whether before, on or within six months after the Merger Closing Date, in connection with the Transactions during such period; provided that the aggregate amount added back in the calculation of Consolidated EBITDA pursuant to this clause (g) shall not exceed $100,000,000, (h) all payments triggered in respect of the Parent’s non-qualified deferred compensation and post-retirement benefit plans in connection with the Transactions during such period, (i) any other non-cash charges and (j) adjustments and add-backs of the nature set forth in the Offering Memorandum under the section entitled “Summary—Summary historical and pro forma financial data”, minus, (x) any cash payments made during such period in respect of items described in clause (i) above subsequent to the fiscal quarter in which the relevant non-cash charge was reflected as a charge in the statement of Consolidated Net Income and (y) to the extent included in calculating such Consolidated Net Income for such period, any non-cash income (other than amounts accrued in the ordinary course of business under accrual-based revenue recognition procedures in accordance with GAAP).

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(i)            the incurrence of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and the repayment of other Debt, other than the incurrence or repayment of Debt in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(ii)            any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Consolidated EBITDA attributable to the assets which are the subject of the Asset Acquisition) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Debt) occurred on the first day of the Four Quarter Period.

For purposes of this definition, pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent and shall not be required to be made in accordance with Regulation S-X promulgated under the Securities Act, and such pro forma calculations may also include operating expense reductions for such period resulting from the Asset Sale or Asset Acquisition (as determined in good faith by senior management of the Parent) for which pro forma effect is being given (A) that have been realized or (B) for which steps have been taken or are reasonably expected to be taken within six months of the date of such transaction and are supportable and quantifiable and, in each case, including, but not limited to (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i)            interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

(ii)            if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(iii)            notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Parent or is merged into or consolidated with the Parent or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Parent) in which the Parent or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Parent or such Subsidiary in the form of dividends or similar distributions and (c) solely for the purposes of Section 4.05, the undistributed earnings of any Restricted Subsidiary of the Parent to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation or any law applicable to such Restricted Subsidiary.

“Consolidated Net Tangible Assets” means the total amount of the Parent’s consolidated assets after deducting therefrom (i) all current liabilities, excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (ii) unamortized Debt discount and expense, goodwill, trademarks, brand names, patents and other intangible assets, all as shown on the Parent’s latest audited consolidated financial statements at the time of the determination.

“Continuing Director” means, as of any date of determination, any member of the Parent’s Board of Directors who (i) was a member of such Board of Directors on the first date that the Notes were issued or (ii) was nominated for election or elected to the Parent’s Board of Directors with the approval (for purposes of the Notes) of a majority of the Continuing Directors who were members of the Parent’s Board of Directors at the time of such nomination or election.

“Credit Agreement” means the credit agreements, dated as of June 23, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer or the Parent, as applicable, the other borrowers party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders named therein, providing for (i) a revolving credit facility, which, upon the consummation of the Merger on the Merger Closing Date, shall provide for borrowings by the Parent and Olin Canada ULC and will be guaranteed by the Issuer and (ii) a term loan facility, which shall provide for borrowings by the Issuer and, upon the consummation of the Merger on the Merger Closing Date, will be guaranteed by the Parent, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Parent as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Debt” means any notes, bonds, debentures, loans or other similar evidences of indebtedness for money borrowed, issued, assumed or guaranteed by the Parent or any Restricted Subsidiary.

“Debt Facility” means one or more debt facilities (including, without limitation, the Credit Agreement and the Sumitomo Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee and whether provided under the original Credit Agreement and the original Sumitomo Credit Agreement or any other credit or other agreement or indenture).

“Designated Non-cash Consideration” means the fair market value as determined in good faith by the Parent of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation less the amount of cash or Eligible Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an affiliate of the Parent and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds 95% of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in U.S. dollars, Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Parent.

“Excluded Contributions” means the net cash proceeds received by the Parent after the Issue Date from:

(1) contributions to its common equity capital, and

(2) the sale (other than to a Restricted Subsidiary of the Parent or to any Parent management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Redeemable Capital Interests and preferred stock) of the Parent;

provided, however that such net cash proceeds will be designated by the Parent as “Excluded Contributions” in an Officers’ Certificate delivered to the Trustee and the net cash proceeds so designated will be excluded from the calculation set forth in Section 4.05(a)(iii).

“Existing Notes” means the Parent’s (i) 5.50% Senior Notes due 2022 and 6.75% Senior Notes due 2016, (ii) SunBelt Notes due 2012-2017, issued on December 22, 1997 and (iii) Variable-rate 2024 Bonds issued on October 14, 2010, Recovery Zone Bonds issued on December 9, 2010 and Recovery Zone Bonds due 2035 issued on December 27, 2010.

“Guarantee” means, with respect to the Notes, the Guarantee of the Parent or a Subsidiary Guarantor pursuant to the terms of this Indenture.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Parent’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

For purposes of Section 4.05 and the definition of “Unrestricted Subsidiary”:

(1)            “Investment” will include the portion (proportionate to the Parent’s equity interest in the Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value as determined by the Parent in good faith of the net assets of such Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Parent’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Parent’s equity interest in such Subsidiary) of the fair market value as determined by the Parent in good faith of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated as a Restricted Subsidiary; and

(2)            any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, as determined by the Parent in good faith.

“Moody’s” means Moody’s Investors Services, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Parent or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor or the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Parent or the Issuer.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of properties or assets (other than securities) that are used or useful in a Permitted Business or a combination of such assets and cash or Eligible Cash Equivalents between the Parent or any of its Restricted Subsidiaries and another Person; provided, however that any cash and Eligible Cash Equivalents must be applied in accordance with Section 4.11.

“Permitted Business” means any business similar in nature to any business conducted by the Parent and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Parent and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Parent.

“Permitted Debt” means

(1) Debt incurred by the Issuer, the Parent or any Subsidiary Guarantor pursuant to any Debt Facilities in an aggregate principal amount at any one time outstanding not to exceed (x) $2,880.0 million minus (y) any amount used to permanently repay such obligations (or permanently reduce commitments with respect thereto) pursuant to Section 4.11;

(2) Debt under (a) the Notes issued on the Issue Date and any Exchange Notes issued in exchange for such Notes and (b) the 2023 Notes issued on the Issue Date and any exchange notes issued in exchange for such notes;

(3) Guarantees of the Notes and any Exchange Notes issued in exchange for such Notes and guarantees of the 2023 Notes and any exchange notes issued in exchange for such notes;

(4) Debt of the Parent or any Restricted Subsidiary outstanding on the Issue Date (other than Debt incurred pursuant to clauses (1), (2) or (3) above) (including the Existing Notes);

(5) guarantees incurred by the Parent of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture;

(6) guarantees by any Restricted Subsidiary of Debt of the Parent or any other Restricted Subsidiary, including guarantees by any Restricted Subsidiary of Debt under the Credit Agreement and the Sumitomo Credit Agreement; provided, however, that (a) such Debt is permitted to be incurred under this Indenture and (b) if the Debt being guaranteed is subordinated in right of payment to the Notes, such guarantees are subordinated to the Notes to the same extent, if any, as the Debt being guaranteed;

(7) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including guarantees thereof) by the Parent or a Restricted Subsidiary in the ordinary course of business;

(8) Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(9) Debt owed by the Parent to any Restricted Subsidiary, or by any Restricted Subsidiary to the Parent or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Parent or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (9) and shall be deemed incurred as Debt of the Parent for purposes of this Indenture;

(10) Debt of the Parent or a Subsidiary Guarantor pursuant to capital lease obligations, synthetic lease obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt incurred pursuant to this clause (10); provided, however that the aggregate principal amount of all Debt incurred under this clause (10) and outstanding at any time may not exceed $100.0 million in the aggregate;

(11) Debt arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary otherwise permitted under this Indenture;

(12) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Capital Stock that results in any such Redeemable Capital Interests being held by a Person other than the Parent or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Redeemable Capital Interests to a Person that is not either the Parent or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Redeemable Capital Interests by such Restricted Subsidiary that was not permitted by this clause (12);

(13) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of incurrence;

(14) Debt of the Parent or a Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any time outstanding;

(15) Purchase Money Notes incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;  provided, however that the aggregate amounts incurred and outstanding under all Qualified Receivables Transactions shall not exceed $250.0 million;

(16) Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any one time outstanding;

(17) (x) Debt of the Parent, the Issuer or any Subsidiary Guarantor incurred or issued to finance an acquisition or (y) Acquired Debt; provided, however, that after giving pro forma effect to such acquisition, merger or consolidation, and the incurrence of such Debt (including pro forma application of the proceeds thereof), either:

(a)	the Parent would be permitted to incur at least $1.00 of additional Coverage Debt pursuant to Section 4.06(a);

(b)	the Consolidated Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would not be lower than such ratio immediately prior to such acquisition, merger or consolidation; or

(c)	such Debt constitutes Acquired Debt (other than Debt incurred in contemplation of the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent or a Restricted Subsidiary); provided that the only obligors with respect to such Debt shall be those Persons who were obligors of such Debt prior to such acquisition, merger or consolidation; and

(18) Refinancing Debt that Refinances Coverage Debt or Debt incurred pursuant to clauses (2), (4), (17) or this clause (18) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(1)            Investments in existence on the Issue Date;

(2)            Investments required pursuant to any agreement or obligation of the Parent or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(3)            Investments in cash and Eligible Cash Equivalents;

(4)            Investments in property and other assets, owned or used by the Parent or any Restricted Subsidiary in the normal course of business;

(5)            Investments by the Parent or any of its Restricted Subsidiaries in the Parent or any Restricted Subsidiary;

(6)            Investments by the Parent or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Parent or a Restricted Subsidiary;

(7)            Swap Contracts and Hedging Obligations;

(8)            receivables owing to the Parent or any of its Restricted Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(9)            Investments received in settlement of obligations owed to the Parent or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Parent or any Restricted Subsidiary;

(10)            Investments by the Parent or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed the greater of (i) $250.0 million and (ii) 5% of Consolidated Net Tangible Assets at any one time outstanding;

(11)            loans and advances to officers, directors and employees of the Parent and Restricted Subsidiaries in an aggregate amount not to exceed $10.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(12)            Investments the payment for which consists solely of Capital Stock of the Parent;

(13)            any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.11 or any other disposition of property not constituting an Asset Sale;

(14)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(15)            guarantees by the Parent or any Restricted Subsidiary of Debt of the Parent or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by Section 4.06;

(16)            any Investment by the Parent or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Stock; and

(17)            other Investments in any Person that is a joint venture engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value as determined by the Parent in good faith (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (q) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (i) $125 million and (ii) 2.5% of Consolidated Net Tangible Assets.

“Principal Property” means any of the Parent’s properties or plants or the properties or plants of any Restricted Subsidiary primarily used for the manufacture of products and located within the United States or its territories or possessions, except any such property or plant which the Board of Directors of the Parent by resolution declares is not of material importance to the total business conducted by the Parent and its Subsidiaries as an entirety.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary issued to the Parent or any Restricted Subsidiary, to pay all or a portion of the purchase price of receivables and assets related thereto described in the definition of “Qualified Receivables Transaction” that are purchased in connection with a Qualified Receivables Transaction. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Parent to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Restricted Subsidiaries pursuant to which the Parent or such Restricted Subsidiary transfers to (1) a Receivable Subsidiary (in the case of a transfer by the Parent or any of its Restricted Subsidiaries) or (2) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Parent at the time the Parent or such Restricted Subsidiary enters into such transaction.

“Receivable Subsidiary” means a Subsidiary of the Parent (other than the Issuer):

(1)            that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Parent and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of the Parent and/or its Restricted Subsidiaries;

(2)            that is designated by the Board of Directors of the Parent as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3)            that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the definition of “Unrestricted Subsidiary”;

(4)            no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time guaranteed by the Parent or any Restricted Subsidiary (excluding guarantees of obligations (other than any guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Parent or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Parent or any other Restricted Subsidiary of the Parent, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5)            with which neither the Parent nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in connection with a Qualified Receivables Transaction, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Parent and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Parent or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of the Parent or any Restricted Subsidiary; and

(6)            with respect to which neither the Parent nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Stock therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Parent to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Parent may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with Section 4.05. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Refinancing Debt” means Debt that Refinances any Debt incurred by the Parent or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(1)            if the Debt being refinanced is subordinated in right of payment to the Notes, the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced if such Debt was subordinated to the Notes,

(2)            the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being Refinanced or (b) at least 91 days after the maturity date of the Notes,

(3)            the Refinancing Debt has an Average Life at the time such Refinancing Debt is incurred that is equal to or greater than the Average Life of the Debt being Refinanced,

(4)        such Refinancing Debt is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) with respect to the Debt being Refinanced, and

(5)            Refinancing Debt shall not include Debt of a Non-Guarantor Subsidiary that refinances Debt of the Parent, the Issuer or a Subsidiary Guarantor.

“Restricted Payment” is defined to mean any of the following:

(1) any dividend or other distribution declared and paid on the Capital Stock in the Parent or on the Capital Stock in any Restricted Subsidiary of the Parent that are held by, or declared and paid to, any Person other than the Parent or a Restricted Subsidiary of the Parent (other than (i) dividends, distributions or payments made solely in Qualified Capital Interests in the Parent and (ii) dividends or distributions payable to the Parent or a Restricted Subsidiary of the Parent or to other holders of Capital Stock of a Restricted Subsidiary on a pro rata basis);

(2) any payment (including, without limitation, in connection with a merger, consolidation or amalgamation) made by the Parent or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Stock in the Parent (including the conversion into, or exchange for, Debt, of any Capital Stock) other than any such Capital Stock owned by the Parent or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Parent);

(3) any payment made by the Parent or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Parent) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Parent or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Guarantees (excluding any Debt owed to the Parent or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(4) any Investment by the Parent or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(5) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary of the Parent (including the Issuer) other than an Unrestricted Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary of the Parent that constitutes a “significant subsidiary” within the meaning set forth in Rule 1-02 of Regulation S-X promulgated by the Commission.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Parent, including guarantees by the Parent or any Restricted Subsidiary of any of the foregoing obligations of the Parent or a Restricted Subsidiary.

“Subsidiary” of any Person means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by such Person.  Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Parent, including the Issuer.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Parent that executes a supplemental indenture, including in the form set forth in Exhibit C hereto providing its Guarantee pursuant to the terms of this Indenture after the Issue Date.

“Sumitomo Credit Agreement” means the credit agreement, dated as of August 25, 2015 (as amended, supplemented or otherwise modified from time to time), among the Issuer, the Parent and the agents and lenders named therein, providing for a term loan facility, which shall provide for borrowings by the Parent, together with all related notes, letters of credit, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that exchanges, extends, refinances, renews, replaces, substitutes or otherwise restructures the maturity of any indebtedness thereunder, or increases the amount of available borrowings thereunder, or adds Subsidiaries of the Parent as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers, institutional investors or debt holders.

“Unrestricted Subsidiary” means:

(1)            any direct or indirect Subsidiary of the Parent (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent, as provided below) and

(2)            any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent may designate any direct or indirect Subsidiary of the Parent (including any existing Subsidiary and any newly-acquired or newly-formed direct or indirect Subsidiary) (other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Debt of, or owns or holds any Lien on, any property of, the Parent or any  Subsidiary of the Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)            any Unrestricted Subsidiary must be an entity of which the Capital Stock entitled to cast at least a majority of the votes that may be cast by all Capital Stock having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Parent,

(b)            such designation complies with Section 4.05 and

(c)            each of

(1)            the Subsidiary to be so designated and

(2)            its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Parent or any Restricted Subsidiary.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation no Default or Event of Default shall have occurred and be continuing and either:

(1)            the Parent could incur at least $1.00 of additional Debt pursuant to the Consolidated Fixed Charge Coverage Ratio test described under Section 4.06 or

(2)            the Consolidated Fixed Charge Coverage Ratio for the Parent and the Restricted Subsidiaries on a consolidated basis would be greater than or equal to such ratio for the Parent and the Restricted Subsidiaries on a consolidated basis immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Parent shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of a resolution of the board of directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

1.02.            Section 1.02 “Other Definitions” is hereby amended by adding to the table in its appropriate alphabetical order the term “Successor Guarantor,” which is defined in Section 5.01(c).

1.03.            Section 1.04 “Incorporation by Reference of Trust Indenture Act,” Section 1.05 “Acts of Holders,” Section 2.01 “Form and Dating; Terms,” Section 4.02 “Maintenance of Office or Agency,” Section 7.07 “Compensation and Indemnity,” Section 9.06 “Trustee to Sign Amendments, etc.,” Section 10.02 “Application of Trust Money” and Section 2.3 “Definitive Notes” of Appendix A and Section 9 “Defaults and Remedies” of the Notes are hereby amended by inserting “, the Parent” before each reference to “and the Subsidiary Guarantors”, “or the Subsidiary Guarantors”, “or any Subsidiary Guarantor”, “the Subsidiary Guarantors”, “each Subsidiary Guarantor” and “and any Subsidiary Guarantor” therein.

1.04.            The following sections in Article 4 “Covenants” are hereby amended and restated in their entirety as follows:

ARTICLE 4

COVENANTS

Section 4.03                Provision of Financial Information.

Whether or not required by the Commission, so long as any Notes are outstanding, the Parent will furnish to the Holders, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing by the Parent with the Commission on Forms 10-Q and 10-K if the Parent were required to file such Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Parent’s certified independent accountants; and

(2) all current reports that would be required to be filed by the Parent with the Commission on Form 8-K if the Parent were required to file such reports.

In addition, whether or not required by the Commission, the Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, the Parent has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders of such Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no responsibility or liability for the filing, content or timeliness of any such report, information or document other than the report of the Trustee specifically required hereunder.

Section 4.04                          Compliance Certificate.

(a)            The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Parent and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer, the Parent and each Subsidiary Guarantor have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Issuer, the Parent and each Subsidiary Guarantor have kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer, the Parent and each Subsidiary Guarantor are taking or propose to take with respect thereto).

(b)            When any Default has occurred and is continuing under this Indenture, the Issuer will promptly send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Issuer is taking or proposes to take with respect thereof.

Section 4.05                          Limitation on Restricted Payments.

(a)          The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(i)            no Default shall have occurred and be continuing or will occur as a consequence thereof;

(ii)            after giving effect to such Restricted Payment on a pro forma basis, the Parent would be permitted to incur at least $1.00 of Coverage Debt under Section 4.06(a); and

(iii)            after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount of all Restricted Payments made after the Issue Date (excluding (x) Restricted Payments permitted by clauses (2) through (8) of Section 4.05(b) and (y) Restricted Payments permitted by clause (9) of Section 4.05(b) to the extent that the amount available for Restricted Payments under this clause (iii) would be reduced to less than zero as a result of payments made under such clause (9)), shall not exceed the sum (without duplication) of

(A)            50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Parent accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(B)            100% of the aggregate net proceeds (including the fair market value of property other than cash as determined by the Parent in good faith) received by the Parent subsequent to the initial issuance of the Notes either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt, Redeemable Capital Interests or preferred stock of the Parent, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Stock or Debt sold to a Subsidiary of the Parent and other than Excluded Contributions), plus

(C)            to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries) that was made on or after the Issue Date is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent that the Parent otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of the Parent for such period, the net cash return of capital or net fair market value of return of capital as determined by the Parent in good faith with respect to such Investment, less the cost of any such disposition or liquidation, plus

(D)            to the extent that any Unrestricted Subsidiary of the Parent designated as such on or after the Issue Date is redesignated as a Restricted Subsidiary, the lesser of (i) the fair market value of the Parent’s Investment in such Subsidiary as of the date of such redesignation as determined by the Parent in good faith or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(E)            $150.0 million.

(b)            The provisions of Section 4.05(a) will not prohibit:

(1)            the payment of any dividend on Capital Stock in the Parent or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the provisions of Section 4.05;

(2)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Parent by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of other Qualified Capital Interests of the Parent;

(3)            the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Parent or a Subsidiary Guarantor that is subordinate in right of payment to the Notes or the applicable Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Parent) of (x) new subordinated Debt of the Parent or such Subsidiary Guarantor, as the case may be, incurred in accordance with this Indenture or (y) of Qualified Capital Interests of the Parent;

(4)            the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Parent held by employees or former employees of the Parent or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Stock was issued; provided, however, that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Stock does not exceed $5.0 million in any calendar year; provided further, however, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $10.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Parent or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Parent to employees of the Parent and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of Section 4.05(a); plus (B) the cash proceeds of key man life insurance policies received by the Parent and its Restricted Subsidiaries after the Issue Date (provided, however, that the Parent may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (4) in any calendar year);

(5)            repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(6)            cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Stock of the Parent or a Restricted Subsidiary;

(7)            the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Parent or any Restricted Subsidiary issued or incurred in compliance with Section 4.06;

(8)            upon the occurrence of a Change of Control or an Asset Sale, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under Section 4.10 and Section 4.11 at a purchase price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided, however, that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the applicable Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(9)            to the extent no Default in any payment in respect of principal or interest under the Notes or Event of Default has occurred and is continuing or will occur as a consequence thereof, the payment of regular cash quarterly dividends on the Parent’s common stock; provided, however, that in no event shall the amount of dividends paid in any calendar year under this clause (9) exceed $200.0 million;

(10)            Restricted Payments that are made with Excluded Contributions;

(11)            to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $50.0 million in the aggregate;

(12)            to the extent no Default in any payment in respect of principal or interest under the Notes or an Event of Default has occurred and is continuing or will occur as a consequence thereof, any Restricted Payment so long as on the date of such Restricted Payment, after giving pro forma effect thereto and to any related transactions as if the same had occurred at the beginning of the Parent’s most recent four consecutive fiscal quarters for which internal financial statements of the Parent are available, the Consolidated Debt Ratio would not exceed 2.50 to 1.00; and

(13)            any Restricted Payment made in connection with the Transactions.

(c)            If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of Section 4.05(a), in each case to the extent such Investments would otherwise be so counted.

(d)            For purposes of this Section 4.05, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the fair market value of the non-cash portion of such Restricted Payment as determined by the Parent in good faith.

Section 4.06                Limitation on Debt.

(a)            The Parent will not, and will not permit any of its Restricted Subsidiaries to incur any Debt (including Acquired Debt); provided, however, that the Parent, the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the receipt and application of the proceeds therefrom:

(1)            the Consolidated Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would be greater than 2.00 to 1.00; and

(2)            no Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Debt (any Debt incurred pursuant to this provision being herein referred to as “Coverage Debt”); provided, however, that the amount of Debt (other than Acquired Debt) that may be incurred or issued pursuant to the foregoing by Non-Guarantor Subsidiaries shall not exceed $100.0 million at any one time outstanding.

(b)            Notwithstanding Section 4.06(a), the Parent and its Restricted Subsidiaries may incur Permitted Debt.

(c)            For purposes of determining any particular amount of Debt under this Section 4.06:

(1)            Debt outstanding under the Credit Agreement and the Sumitomo Credit Agreement on the Issue Date will at all times be treated as incurred pursuant to clause (1) of the definition of Permitted Debt and shall not be permitted to be reclassified and

(2)            guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount will not be included.

(d)            Except as provided above, for purposes of determining compliance with this Section 4.06, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including any Coverage Debt and any category of Permitted Debt, the Parent, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

(e)            For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this Section 4.06, the amount outstanding under U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was incurred, in the case of any term Debt, or first committed, in the cases of any revolving credit Debt; provided, however, that if such Debt is incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such indebtedness being Refinanced.

(f)            The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Stock in the forms of additional shares of Capital Stock with the same terms will not be deemed to be an incurrence of Debt or issuance of Capital Stock for purposes of this Section 4.06.

Section 4.07                Limitation on Liens.

(a)            The Parent will not, nor will the Parent permit any Restricted Subsidiary to, issue, assume or guarantee any Debt secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary without effectively providing that the Notes and the Guarantees, together with, if the Parent so determines, any other indebtedness or obligation then existing or thereafter created, ranking equally in right of payment with the Notes or the Guarantees, shall be secured equally and ratably with, or, at the Parent’s option, prior to, such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

(1)            Liens existing on the Issue Date;

(2)            Liens affecting property of a Person existing at the time it becomes a Restricted Subsidiary or at the time it is merged into or consolidated with the Parent or a Restricted Subsidiary;

(3)            Liens:

(i)            on property existing at the time of acquisition thereof,

(ii)            to secure payment of all or part of the purchase price thereof,

(iii)            to secure Debt incurred prior to, at the time of or within 12 months after such acquisition for the purpose of financing all or part of the purchase price thereof, or

(iv)            assumed or incurred in connection with the acquisition of property;

(4)            Liens on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing such property, or to secure Debt incurred to provide funds for such purpose;

(5)            Liens in connection with non-recourse Debt;

(6)            Liens on current assets or other personal property, other than shares of stock of Subsidiaries, to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

(7)            Liens which secure indebtedness owing by a Restricted Subsidiary to the Parent or another Restricted Subsidiary of the Parent;

(8)            Liens on property of any Restricted Subsidiary principally engaged in a financing or leasing business; and

(9)            any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any Lien referred to in the foregoing or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not, with respect to Liens referred to in clauses (1) through (4) above, exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Lien shall be limited to all or part of substantially the same property which secured the Lien extended, renewed or replaced, plus improvements on such property.

(b)            Notwithstanding 4.07(a), the Parent and any one or more of its Restricted Subsidiaries may, without securing the Notes and the Guarantees, issue, assume or guarantee Debt secured by Liens which would not be permitted by Section 4.07(a) in an aggregate amount which, together with:

(1) the aggregate principal amount of all of the Parent’s other Debt and Debt of its Restricted Subsidiaries secured by a Lien upon any Principal Property or upon any shares of stock of any Restricted Subsidiary that would not be permitted to be secured by Liens under Section 4.07(a); and

(2) the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to be secured under Section 4.07(a) or the proceeds of which have been applied in accordance with Section 4.08(a)(2) to the retirement of long-term indebtedness);

does not at the time exceed 10% of Consolidated Net Tangible Assets.

 (c)            For purposes of this Section 4.07 and Section 4.08, the sale or other transfer of any interest in property of the character commonly referred to as a “production payment,” is not considered Debt secured by a Lien.

Section 4.08                 Limitation on Sale and Lease-Back Transactions.  (a)            The Parent will not, nor will the Parent permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Parent or any Restricted Subsidiary of any Principal Property, except for (x) temporary leases for terms of not more than three years, (y) leasing arrangements between the Parent and a Subsidiary or (z) leasing arrangements between Subsidiaries, title to which property has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such Person (such transaction, a “Sale and Lease-Back Transaction”), unless the proceeds of any such sale are at least equal to the fair value, as determined by the Board of Directors of the Parent, of such property and either:

(1) the Parent or such Restricted Subsidiary would be permitted under Section 4.07(a) to secure Debt by a Lien on the Principal Property to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Notes pursuant to Section 4.07; or

(2) the Parent applies an amount equal to the fair value of the property so leased to the retirement, within 90 days of the effective date of any such Sale and Lease-Back Transaction, of the Issuer’s or the Parent’s long-term indebtedness which ranks senior or equal to the Notes or the related Guarantee (other than indebtedness held by the Parent or any of its Subsidiaries).

For the avoidance of doubt, Sale and Lease-Back Transactions do not include arrangements with governmental bodies entered into for the purpose of financing the purchase price or the cost of constructing or improving the property subject thereto.

(b)            Notwithstanding the provisions of Section 4.08(a), the Parent or any of its Restricted Subsidiaries may enter into any Sale and Lease-Back Transaction which would not be permitted under Section 4.08(a) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transaction, together with:

(1) all of the Parent’s Debt and Debt of its Restricted Subsidiaries secured by a Lien on Principal Property or shares of stock of any Restricted Subsidiary and not permitted under Section 4.07(a); and

(2) all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in which the property involved would have been permitted to have a Lien in accordance with Section 4.07(a) or the proceeds of which have been applied in accordance with Section 4.08(a)(2) to the retirement of long-term indebtedness);

does not at the time exceed 10% of Consolidated Net Tangible Assets.

Section 4.09               Future Guarantors.

(a)            After the Issue Date, the Parent will cause each Restricted Subsidiary of the Parent (other than the Issuer) that guarantees (i) the Credit Agreement or (ii) any Material Capital Markets Debt issued by the Parent, the Issuer or any Subsidiary Guarantor to, within 45 days of the incurrence of such guarantee, execute and deliver to the Trustee a supplemental indenture to this Indenture, which may be  in the form of Exhibit C hereto pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture.

(b)            Each Guarantee of a Subsidiary Guarantor shall be released in accordance with the provisions of Section 11.06.

(c)            Any Subsidiary Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all obligations that are guaranteed under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Section 4.11               Limitation on Asset Sales.

(a)            The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)            the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Capital Stock issued or sold or otherwise disposed of as determined by the Parent in good faith; and

(2)            except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Eligible  Cash Equivalents.

For the purposes of this Section 4.11(a), the following will be deemed to be cash:

(i)            any liabilities, as shown on the most recent consolidated balance sheet of the Parent or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Parent or such Restricted Subsidiary from further liability;

(ii)            any securities, notes or other obligations received by the Parent or any such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(iii)            any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value as determined by the Parent in good faith, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b)            Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(A)            to permanently repay (a) Debt under the Credit Agreement and, if the obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto and/or (b) other unsecured Debt ranking pari passu in right of payment with the Notes or the Parent’s Guarantee of the Notes (provided that if the Parent shall so reduce obligations under such other unsecured Debt, other than the Notes, the Parent will (x) equally and ratably reduce obligations under the Notes under any applicable optional redemption provisions or by open market purchases or (y) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes);

(B)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent;

(C)            to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;

(D)            to acquire other assets (other than inventory) that are used or useful in a Permitted Business;

(E)            to repay or repurchase Debt secured by the assets of the Parent or any Restricted Subsidiaries; or

(F)            any combination of the foregoing.

(c)            Any Net Cash Proceeds from Asset Sales that are not applied, invested or subject to an offer to repurchase as provided in Section 4.11(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds with respect to the Notes exceeds $50.0 million, the Issuer will, within 30 days, make an offer to purchase to all Holders of such Notes (an “Asset Sale Offer”), and to all holders of other Debt containing provisions similar to those set forth in this Indenture with respect to assets sales (including, without limitation, the 2023 Notes), to purchase the maximum aggregate principal amount of such Notes and such other Debt that may be purchased out of the Excess Proceeds. The offer price for the Notes in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer in respect of such Notes, the Issuer may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between such Notes and such other Debt based on the principal amount (or accreted value, if applicable) of such Notes and such other Debt tendered and the Trustee will select the Notes to be purchased on a pro rata basis among all such Notes tendered (subject to DTC procedures). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(d)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of any Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale Offer provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale Offer provisions of the Notes by virtue of such conflict.

Section 4.12                Effectiveness of Covenants.(a)        Following the first day (such date, the “Termination Date”):

(1)            the Notes have a rating of Investment Grade from both S&P and Moody’s and

(2)            no Default has occurred and is continuing under this Indenture, the Issuer, the Parent and its Restricted Subsidiaries shall no longer be subject to the provisions of Sections 4.05, 4.06, 4.09 and 4.11.

(b)            In the event that the Notes’ credit rating is downgraded from Investment Grade by any Rating Agency, the provisions of Sections 4.05, 4.06, 4.09 and 4.11 will not thereafter be reinstated.

(c)            Promptly following the Termination Date, the Issuer shall provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Termination Date has occurred or notify the Holders of the Termination Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder upon request.

1.05            Article 5 “Successors” is hereby amended and restated in its entirety as follows:

ARTICLE 5

SUCCESSORS

Section 5.01                Consolidation, Merger, Conveyance, Transfer or Lease.

(a)            The Issuer will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1)            the successor Person (if other than the Issuer) (the “Successor Issuer”) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume (a) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions under this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person and (b) all obligations of the Issuer under the Registration Rights Agreement, by a written instrument satisfactory in form to the parties thereto, executed and delivered to such parties by such Person;

(2)            the Successor Issuer shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition;

(3)            the Parent and each Subsidiary Guarantor (unless the Parent or such Subsidiary Guarantor is the other party to the transactions described above, in which case the preceding clause (1) shall apply) shall have by supplemental indenture confirmed that the applicable Guarantee shall apply to such Successor Issuer’s obligations under this Indenture and the Notes and shall have by written agreement confirmed that its obligations under the Registration Rights Agreement shall continue to be in effect; and

(4)            the Issuer shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate each stating that such merger or consolidation, or such sale or conveyance, and such supplemental indenture, if any, comply with this Indenture.

(b)            Subject to the limitations set forth in this Indenture, the Successor Issuer will succeed to, and be substituted for, the Issuer under this Indenture, the Notes and the Registration Rights Agreement.

(c)            the Parent will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1)            the successor Person (if other than the Parent) (the “Successor Guarantor”) shall be a corporation organized under the laws of the United States or any state thereof and shall expressly assume by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person all the obligations of the Parent under the Guarantee, this Indenture and the Registration Rights Agreement;

(2)            the Successor Guarantor shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(3)            the Successor Guarantor shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate each stating that such merger or consolidation, or such sale or conveyance, and such supplemental indenture, if any, comply with this Indenture.

(d)            The Parent will not permit any Subsidiary Guarantor to merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person, unless:

(1)            (A)              the successor Person (if other than the Parent, the Issuer or such Subsidiary Guarantor) (the “Successor Subsidiary Guarantor”) shall expressly assume by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by such Person all the obligations of such Subsidiary Guarantor under the applicable Guarantee and this Indenture;

(B)            the Successor Subsidiary Guarantor shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition; and

(C)            the Successor Subsidiary Guarantor shall have provided the Trustee with an Opinion of Counsel and Officers’ Certificate confirming compliance with this Indenture; or

(2)            the merger, consolidation, sale or conveyance complies with Section 4.11.

(e)            Notwithstanding anything in the foregoing provisions of this Section 5.01 to the contrary, this Section 5.01 shall not apply to the transactions contemplated by the Separation Agreement or by the Merger Agreement.

Section 5.02                Successor Entity Substituted.

Upon any merger, consolidation or sale or conveyance of all or substantially all of the assets of the Parent, any Subsidiary Guarantor or the Issuer, as the case may be, in accordance with Section 5.01, the Parent, such Subsidiary Guarantor or the Issuer, as the case may be, will be released from its obligations under this Indenture, the Notes, the Guarantees and the Registration Rights Agreement, as applicable, and the Successor Issuer, the Successor Guarantor or the Successor Subsidiary Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Parent, such Subsidiary Guarantor or the Issuer, as the case may be, under this Indenture, the Notes, the Registration Rights Agreement and the Guarantees, as applicable.

1.06            Section 6.01 “Events of Default” is hereby amended and restated in its entirety as follows:

Section 6.01                Events of Default.

Each of the following is an “Event of Default”:

(1)            default in the payment in respect of the principal of, or premium, if any, on any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration,  optional redemption or otherwise);

(2)            default in the payment of any interest (including Additional Interest (as required by the Registration Rights Agreement)) upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)            default in the performance, or breach, of any covenant or agreement of the Parent or any Restricted Subsidiary in this Indenture (other than a covenant or agreement a default in which performance or which breach is specifically dealt with in clauses (1) or (2) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes (provided that, and without limiting the foregoing in this clause (3), in the case of a default or breach of any covenant or agreement described under Section 4.03, no Event of Default shall occur (and any such default or breach shall be deemed to not have occurred for all purposes under this Indenture) with respect to any failure to furnish or file any information or report required thereunder if the Parent files or furnishes such information or report within 120 days after the Parent was required (or would have been required) to file the same pursuant to the Commission’s rules and regulations);

(4)            the applicable Guarantee ceases to be in full force and effect (except as contemplated by this Indenture) or is declared null and void in a judicial proceeding or the Parent or a Subsidiary Guarantor denies in writing or disaffirms in writing its obligations under this Indenture or Guarantee, other than by reason of the termination of this Indenture or the release of such Guarantee in accordance with the terms of this Indenture;

(5)            the Parent or a Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Parent or a Significant Subsidiary or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing; or

(6)            the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of the Parent or a Significant Subsidiary or a substantial part of the property of the Parent or a Significant Subsidiary, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Parent or a Significant Subsidiary or for a substantial part of the property of the Parent or a Significant Subsidiary or (iii) the winding-up or liquidation of the Parent or a Significant Subsidiary; and such order or decree shall continue unstayed and in effect for 60 days.

1.07            Section 6.02 “Acceleration” is hereby amended and restated in its entirety as follows:

Section 6.02                Acceleration(a)      If an Event of Default (other than an Event of Default described in clauses (5) and (6) of Section 6.01) with respect to the Parent or the Issuer occurs and is continuing, then and in every such case, unless the principal of all the Notes have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by such Holders).  Upon such declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable.

(b)            If, at any time after the principal amount of the Notes shall have been so declared to be immediately due and payable, and before any judgment or decree for the payment of the moneys due on account of such declaration shall have been obtained or entered, all defaults under this Indenture, other than the nonpayment of principal of or premium, if any, or accrued interest on the Notes which shall have become due by acceleration shall have been remedied—then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend or shall, affect any subsequent default, or shall impair any right consequent thereon.

(c)            The Trustee may withhold from Holders notice of any Default (except any Default in the payment of principal of, premium, if any, or interest on the Notes) if the Trustee determines that withholding notice is in the interests of such Holders to do so.

(d)            In case an Event of Default described in clauses (5) or (6) of Section 6.01 with respect to the Parent or the Issuer occurs, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the then outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

1.08            Section 6.09 “Restoration of Rights and Remedies” is hereby amended as follows:

(i)            Before the reference to “the Subsidiary Guarantors”, “the Parent,” is inserted.

1.09            Section 6.12 “Trustee May File Proofs of Claim” is hereby amended as follows:

(i)            Before the reference to “the Subsidiary Guarantors”, “the Parent and” is added.

1.10            Section 6.13 “Priorities” is hereby amended as follows:

(i)            Before the reference to “a Subsidiary Guarantor” in Section 6.13(3), “the Parent or” is added.

1.11            Section 7.02 “Rights of Trustee” is hereby amended as follows:

(i)            After each reference to “the Issuer “ in Section 7.02(e), “, the Parent” is added.

1.12            Section 8.02 “Defeasance and Discharge” is hereby amended and restated in its entirety as follows:

Section 8.02                Defeasance and Discharge.(a)                Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer, the Parent and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to the Indenture, all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Defeasance”).  For this purpose, Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) through (5) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the Parent and the Subsidiary Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal of and premium, if any, and interest on the Notes when such payments are due;

(2)            the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee;

(4)            the Issuer’s right of optional redemption pursuant to Section 3.07; and

(5)            this Section 8.02.

(b)            Following the Issuer’s exercise of its Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

1.13            Section 8.03 “Covenant Defeasance” is hereby amended and restated in its entirety as follows:

Section 8.03                Covenant Defeasance.Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer, the Parent and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 and 4.11 with respect to the outstanding Notes, and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to all Guarantees (other than the Guarantee of the Parent), on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Guarantee of the Parent shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, an Event of Default specified in Section 6.01(3) (only with respect to covenants that are released as a result of such Covenant Defeasance) and 6.01(4), (5) (solely with respect to the Parent or any Significant Subsidiary) and (6) (solely with respect to the Parent or any Significant Subsidiary) will no longer constitute an Event of Default.

1.14            Section 8.04 “Conditions to Legal or Covenant Defeasance” is hereby amended as follows:

(i)            Before each reference to “the Issuer” in Section 8.04(a)(5), “the Parent,” is added.

1.15            Section 8.07 “Reinstatement” is hereby amended as follows:

(i)            After the reference to “the Issuer’s”, “, the Parent’s” is added.

1.16            Section 9.01 “Without Consent of Holders” is hereby amended and restated in its entirety as follows:

Section 9.01                Without Consent of Holders.

 (a)            Notwithstanding Section 9.02, without the consent of any Holder, the Issuer, the Parent and the Trustee may, at any time and from time to time, amend or supplement this Indenture:

(1)            to evidence the succession of another Person to the Parent, the Issuer or a Subsidiary Guarantor and the assumption by any such successor of the covenants of the Parent, the Issuer or such Subsidiary Guarantor, as applicable, under this Indenture, the Notes and the Guarantees thereof;

(2)            to add to the covenants of the Parent, the Issuer and the Subsidiary Guarantors for the benefit of the applicable Holders, or to surrender any right or power herein conferred upon the Parent, the Issuer and the Subsidiary Guarantors;

(3)            to add additional Events of Default;

(4)            to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)            to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(6)            to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;

(7)            to add a Subsidiary Guarantor in accordance with this Indenture or release (a) the Parent in accordance with Article V or (b) a Subsidiary Guarantor from its Guarantee when permitted by the terms of this Indenture;

(8)            to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)            to make any other provisions with respect to matters or questions arising under this Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Parent;

(10)            to provide for the issuance of Exchange Notes, which shall be treated, together with any outstanding Notes, as a single class of securities;

(11)            to conform the text of this Indenture or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of notes” section of the Offering Memorandum; or

(12)            to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

Upon the request of the Issuer subject to the terms hereof, and upon receipt by the Trustee of the documents described in Section 12.04, the Trustee shall join with the Issuer, the Parent and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

1.17            Section 9.02           “With Consent of Holders” is hereby amended and restated in its entirety as follows:

Section 9.02               With Consent of Holders.  (a)               Except as provided in Section 9.01 and this Section 9.02, with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes, the Parent, the Issuer and the Trustee may amend or supplement this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, or of the Notes or the related Guarantees, or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein.  Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(2)            reduce the percentage in aggregate principal amount of the then outstanding Notes, the consent of whose Holders is required for any such amendment or supplement, or the consent of whose Holders is required for any waiver of compliance with covenants relating to the payment of principal of or premium, if any, or interest on the Notes or related defaults or Events of Default and their consequences (except with respect to a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes then outstanding, and a waiver of the Event of Default under Section 6.01(1) or 6.01(2) that resulted from such acceleration) provided for in this Indenture;

(3)            modify the obligations of the Issuer to make offers to purchase upon a Change of Control if such modification was done after the occurrence of the related Change of Control;

(4)            modify or change any provision of this Indenture affecting the ranking of the Notes in a manner adverse to the applicable Holders; or

(5)            modify any of the provisions of this Section 9.02(b) or provisions relating to waiver of compliance with covenants relating to the payment of principal of or premium, if any, or interest on the Notes or related defaults or Events of Default and their consequences (except with respect to a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes then outstanding, and a waiver of the Event of Default under Section 6.01(1) or 6.01(2) that resulted from such acceleration), except to increase any such percentage required for such actions or to provide that such other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note issued thereunder that is affected thereby;

(c)            Upon the request of the Issuer, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 12.04, the Trustee shall, subject to the terms hereof, join with the Issuer, the Parent and the Subsidiary Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

(d)            It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver.  It shall be sufficient if such consent approves the substance of such proposed amendment or supplement.  A consent to any amendment, supplement or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(e)            A consent to any amendment, supplement or waiver of this Indenture or the Notes or the Guarantee by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

1.18            Section 10.01 “Satisfaction and Discharge” is hereby amended and restated in its entirety as follows:

Section 10.01            Satisfaction and Discharge.  (a)             This Indenture will be discharged, and will cease to be of further effect as to all Notes, when either:

(1)            all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation; or

(2)(A) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and accrued interest to the Stated Maturity or date fixed for redemption;

(B)            the Issuer, the Parent or the applicable Subsidiary Guarantor has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer with respect to the Notes;

(C)            the deposit will not result in a breach or violation of, or constitute a default under, any instrument (other than this Indenture) to which the Issuer, the Parent or any Subsidiary Guarantor is a party or by which the Issuer, the Parent or the applicable Subsidiary Guarantor is bound;

(D)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(E)            the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

(b)            Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of Section 10.01(a), the provisions of Section 10.02 and Section 8.06 shall survive.

1.19            Article 11 “Guarantees” is hereby amended and restated in its entirety as follows:

ARTICLE 11

GUARANTEES

Section 11.01            Guarantee.

(a)            Subject to this Article 11, each of the Parent and the Subsidiary Guarantors hereby, jointly and severally, irrevocably, fully and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (the obligations so guaranteed, collectively, the “Guaranteed Obligations”).  Failing payment by the Issuer when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent and the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.  Each of the Parent and Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Parent and the Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  The Parent and each Subsidiary Guarantor hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 11.06.

(c)            Each of the Parent and the Subsidiary Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Parent, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer, the Parent or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            The Parent and each Subsidiary Guarantor agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations.  The Parent and each Subsidiary Guarantor further agree that, as between the Parent and the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent and the Subsidiary Guarantors for the purpose of this Guarantee.  The Parent and the Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor or Parent, as the case may be, so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.

(f)            Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation or reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made.  In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)            In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)            Each payment to be made by the Parent or a Subsidiary Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 11.02             Limitation on Parent and Subsidiary Guarantor Liability.

Each Subsidiary Guarantor and the Parent, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Subsidiary Guarantor and the Parent not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders, the Parent and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor and the Parent shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor or the Parent that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor or the Parent in respect of the obligations of such other Subsidiary Guarantor or the Parent under this Article 11, result in the obligations of such Subsidiary Guarantor or the Parent under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.  Each Subsidiary Guarantor and the Parent that makes a payment under its Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor or the Parent, as the case may be, in an amount equal to such other Subsidiary Guarantor’s or the Parent’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors and the Parent at the time of such payment, determined in accordance with GAAP.

Section 11.03            Execution and Delivery.

(a)            To evidence its Guarantee set forth in Section 11.01, each Subsidiary Guarantor and the Parent hereby agree that this Indenture or a supplemental indenture to this Indenture shall be executed on behalf of such Subsidiary Guarantor and the Parent, as the case may be, by an Officer or person holding an equivalent title.

(b)            Each Subsidiary Guarantor and the Parent hereby agree that its Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(c)            If an Officer whose signature is on this Indenture or a supplemental indenture to this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantees shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors and the Parent, as the case may be.

Section 11.04            Subrogation.

Each Subsidiary Guarantor and the Parent shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Subsidiary Guarantor or the Parent, as the case may be, pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Subsidiary Guarantor or the Parent shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 11.05             Benefits Acknowledged.

Each Subsidiary Guarantor and the Parent acknowledge that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.

Section 11.06            Release of Guarantees.

(a)            A Guarantee by a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Subsidiary Guarantor, the Issuer or the Trustee shall be required for the release of such Subsidiary Guarantor’s Guarantee, upon:

(1)(i)            upon the sale or other disposition (including by way of a consolidation or merger) of such Subsidiary Guarantor;

(ii)            upon the sale or disposition of all or substantially all assets of such Subsidiary Guarantor;

(iii)            at such time as such Subsidiary Guarantor no longer guarantees any (i) Credit Agreement or (ii) Material Capital Markets Debt of the Parent, the Issuer or any Subsidiary Guarantor;

(iv)            upon defeasance of the Notes, as provided under Article 8;

(v)         at such time as such Subsidiary Guarantor is no longer a Restricted Subsidiary; or

(vi)        as described under Article 9

in the case of Section 11.06(a)(1)(i) and (ii), other than to the Parent or a Restricted Subsidiary of the Parent; and

(2)            such Subsidiary Guarantor delivering to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.

(b)            At the written request of the Issuer, the Trustee shall execute and deliver any documents reasonably required in order to evidence such release, discharge and termination in respect of the applicable Guarantee.

1.20            Section 12.02          “Notices” is hereby amended as follows:

(i)            After the first and last references to “the Issuer,” in Section 12.02(a)  “the Parent,” is added.

(ii)            After the reference to “the Issuer” in Section 12.02(a) immediately prior to the notice information for the Issuer, “, the Parent” is added.

1.21            Section 12.03 “Communication by Holders with Other Holders”  is hereby amended as follows:

(i)            After the reference to “the Issuer,” “the Parent,” is added.

1.22            Section 12.04 “Certificate and Opinion as to Conditions Precedent” is hereby amended as follows:

(i)            After each reference to “the Issuer”, “, the Parent” is added.

1.23            Section 12.07           “No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders” is hereby amended as follows:

(i)            After the second reference to “or any Subsidiary Guarantor”, “, the Parent” is added.

(ii)            After the first and last reference to “Subsidiary Guarantor”, “or the Parent” is added.

1.24            Section 12.09            “Waiver of Jury Trial” is hereby amended as follows:

(i)            After the reference to “THE ISSUER”, “, THE PARENT” is added.

1.25            Section 12.12            “Successors” is hereby amended as follows:

(i)            After the reference to “Subsidiary Guarantor”, “and the Parent” is added.

1.26            Section 12.19            “Qualification of Indenture” is hereby amended as follows:

(i)            After each reference to “the Issuer”, “, the Parent” is added.

Section 2.                     Application of Supplemental Indenture.

The Base Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed.  This First Supplemental Indenture shall be deemed part of the Base Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.                     Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 4.                     Waiver of Jury Trial.

EACH OF THE ISSUER, THE PARENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.                     Successors.

All agreements of the Issuer, the Parent and the Trustee in this First Supplemental Indenture shall bind their successors.

Section 6.                     Counterpart Originals.

The parties may sign any number of copies of this First Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 7.                     Trustee Makes No Representation.

The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

BLUE CUBE SPINCO INC., as Issuer

By:
Name:
Title:

OLIN CORPORATION, as Parent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: